                                                                         Ex 2.1



                                                                 EXECUTION COPY




===============================================================================





                          AGREEMENT AND PLAN OF MERGER



                          dated as of February 19, 2002



                                  by and among



                                 ROCKSHOX, INC.



                                SRAM CORPORATION



                                       and



                          SRAM ACQUISITION CORPORATION





===============================================================================


                                TABLE OF CONTENTS

ARTICLE 1 THE MERGER..............................................................................................2
         1.01              THE MERGER.............................................................................2
         1.02              EFFECTIVE TIME.........................................................................2
         1.03              EFFECTS OF THE MERGER..................................................................2
         1.04              CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION...................2
         1.05              DIRECTORS..............................................................................2
         1.06              OFFICERS...............................................................................3
         1.07              CLOSING................................................................................3
         1.08              ADDITIONAL ACTIONS.....................................................................3

ARTICLE 2 EFFECT OF THE MERGER ON THE CAPITAL STOCK  OF THE COMPANY AND MERGER SUB................................3
         2.01              EFFECT ON SHARES OF CAPITAL STOCK......................................................3
         2.02              OPTIONS; STOCK PLANS...................................................................5
         2.03              PAYMENT FOR COMMON SHARES AND VESTED OPTIONS IN THE MERGER.............................6
         2.04              ADJUSTMENT OF THE MERGER CONSIDERATION AND THE OPTION CONSIDERATION....................8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................8
         3.01              ORGANIZATION AND QUALIFICATION.........................................................8
         3.02              CHARTER DOCUMENTS AND BYLAWS...........................................................9
         3.03              CAPITALIZATION.........................................................................9
         3.04              AUTHORITY RELATIVE TO THIS AGREEMENT..................................................10
         3.05              COMPANY SUBSIDIARIES..................................................................10
         3.06              NO VIOLATION; REQUIRED FILINGS AND CONSENTS...........................................11
         3.07              SEC REPORTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES............................11
         3.08              COMPLIANCE WITH APPLICABLE LAWS.......................................................13
         3.09              ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................13
         3.10              CHANGE OF CONTROL.....................................................................14
         3.11              LITIGATION............................................................................15
         3.12              INFORMATION STATEMENT.................................................................15
         3.13              BENEFIT PLANS.........................................................................15
         3.14              TAXES.................................................................................17
         3.15              INTELLECTUAL PROPERTY.................................................................19
         3.16              LICENSES AND PERMITS..................................................................21
         3.17              MATERIAL CONTRACTS....................................................................21
         3.18              ENVIRONMENTAL MATTERS.................................................................22
         3.19              BROKERS...............................................................................24
         3.20              COMPANY BOARD RECOMMENDATION AND APPROVAL; DGCL SECTION 203...........................24
         3.21              REQUISITE STOCKHOLDER CONSENT.........................................................25
         3.22              RELATED PARTY TRANSACTIONS............................................................25
         3.23              ASSETS................................................................................25


         3.24              REAL PROPERTY.........................................................................25
         3.25              LABOR MATTERS.........................................................................26
         3.26              INSURANCE.............................................................................27
         3.27              CUSTOMERS AND SUPPLIERS...............................................................27
         3.28              COMPANY EXPENSES......................................................................28
         3.29              OPINION OF FINANCIAL ADVISOR..........................................................28

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................................28
         4.01              ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..........................................28
         4.02              CHARTER DOCUMENTS AND BYLAWS..........................................................28
         4.03              AUTHORITY RELATIVE TO THIS AGREEMENT..................................................29
         4.04              NO VIOLATION; REQUIRED FILINGS AND CONSENTS...........................................29
         4.05              INFORMATION STATEMENT.................................................................30
         4.06              OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES..........................................30
         4.07              LITIGATION............................................................................30
         4.08              BROKERS...............................................................................30
         4.09              FINANCING.............................................................................30

ARTICLE 5 COVENANTS..............................................................................................31
         5.01              INTERIM OPERATIONS....................................................................31
         5.02              REQUISITE STOCKHOLDER CONSENT; INFORMATION STATEMENT..................................35
         5.03              FILINGS AND CONSENTS..................................................................36
         5.04              ACCESS TO INFORMATION.................................................................36
         5.05              NOTIFICATION OF CERTAIN MATTERS.......................................................36
         5.06              PUBLIC ANNOUNCEMENTS..................................................................37
         5.07              INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE...................................37
         5.08              FURTHER ASSURANCES; REASONABLE BEST EFFORTS...........................................39
         5.09              OTHER ACQUISITION PROPOSALS...........................................................39
         5.10              THIRD PARTY STANDSTILL AGREEMENTS.....................................................41
         5.11              SEC REPORTS...........................................................................41
         5.12              DELISTING.............................................................................41
         5.13              COMPLIANCE WITH SECTION 228 OF THE DGCL...............................................42
         5.14              FINANCIAL STATEMENTS..................................................................42
         5.15              INTERIM FINANCING.....................................................................42
         5.16              STOCKHOLDER LITIGATION................................................................42
         5.17              CONVEYANCE TAXES......................................................................43
         5.18              OBLIGATIONS OF MERGER SUB.............................................................43

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER...............................................................43
         6.01              CONDITIONS TO THE OBLIGATIONS OF EACH PARTY...........................................43
         6.02              CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB....................................43
         6.03              CONDITIONS TO OBLIGATION OF THE COMPANY...............................................45

ARTICLE 7 TERMINATION............................................................................................46
         7.01              TERMINATION BY MUTUAL CONSENT.........................................................46
         7.02              TERMINATION BY EITHER MERGER SUB OR THE COMPANY.......................................46


         7.03              TERMINATION BY MERGER SUB.............................................................46
         7.04              TERMINATION BY THE COMPANY............................................................47
         7.05              EFFECT OF TERMINATION.................................................................47
         7.06              PAYMENT OF TERMINATION AMOUNT.........................................................48

ARTICLE 8 MISCELLANEOUS..........................................................................................48
         8.01              PAYMENT OF FEES AND EXPENSES..........................................................48
         8.02              SURVIVAL..............................................................................48
         8.03              MODIFICATION OR AMENDMENT.............................................................48
         8.04              ENTIRE AGREEMENT; ASSIGNMENT..........................................................48
         8.05              VALIDITY..............................................................................49
         8.06              NOTICES...............................................................................49
         8.07              GOVERNING LAW.........................................................................50
         8.08              DESCRIPTIVE HEADINGS..................................................................50
         8.09              COUNTERPARTS..........................................................................50
         8.10              CERTAIN DEFINITIONS...................................................................50
         8.11              SPECIFIC PERFORMANCE..................................................................51
         8.12              COMPANY DISCLOSURE SCHEDULE...........................................................51
         8.13              EXTENSION; WAIVER.....................................................................51
         8.14              THIRD-PARTY BENEFICIARIES.............................................................51
         8.15              SEVERABILITY..........................................................................51


1996 OPTION PLAN..................................................................................................5
ACQUISITION PROPOSAL.............................................................................................41
AFFILIATE........................................................................................................51
AGENT.............................................................................................................6
Agreement.........................................................................................................1
BENEFIT PLANS....................................................................................................16
CERTIFICATE OF MERGER.............................................................................................2
CERTIFICATES......................................................................................................6
CLAIM............................................................................................................37
CLOSING...........................................................................................................3
CLOSING DATE......................................................................................................3
COBRA............................................................................................................17
CODE..............................................................................................................8
Common Shares.....................................................................................................1
Company...........................................................................................................1
Company Board.....................................................................................................1
COMPANY BUSINESS..................................................................................................9
COMPANY DISCLOSURE DOCUMENTS.....................................................................................15
COMPANY DISCLOSURE SCHEDULE.......................................................................................8
COMPANY INTELLECTUAL PROPERTY....................................................................................19
COMPANY MATERIAL ADVERSE EFFECT...................................................................................9
COMPANY PERMITS..................................................................................................21
Company Representatives..........................................................................................36
Contract.........................................................................................................21
Contracts........................................................................................................21
CONTROL..........................................................................................................51
CONTROLLED BY....................................................................................................51
CONTROLLING......................................................................................................51
DGCL..............................................................................................................1
DISSENTING SHARES.................................................................................................4
DISSENTING STOCKHOLDER............................................................................................4
EFFECTIVE TIME....................................................................................................2
ENVIRONMENTAL LAWS...............................................................................................23
ENVIRONMENTAL LIABILITIES AND COSTS..............................................................................23
ENVIRONMENTAL PERMITS............................................................................................23
ERISA............................................................................................................16
EXCHANGE ACT.....................................................................................................11
Expiration Date..................................................................................................46
FINANCIAL ADVISOR................................................................................................28
FUTURE SEC REPORTS...............................................................................................12
GOVERNMENTAL AUTHORITY...........................................................................................11
GROUP........................................................................................................40, 51
HAZARDOUS SUBSTANCES.............................................................................................24
INDEMNIFIED PARTIES..............................................................................................37
INFORMATION STATEMENT........................................................................................15, 35


INTELLECTUAL PROPERTY............................................................................................19
KNOWLEDGE........................................................................................................51
LAW..............................................................................................................11
LAWS.........................................................................................................11, 24
LEASED REAL PROPERTY.............................................................................................26
LEASES...........................................................................................................25
LICENSE AGREEMENTS...............................................................................................19
LIEN.............................................................................................................11
LIENS............................................................................................................11
likely...........................................................................................................51
Losses.......................................................................................................23, 37
MATERIAL CONTRACTS...............................................................................................21
MERGER............................................................................................................2
MERGER CONSIDERATION..............................................................................................3
Merger Sub........................................................................................................1
MERGER SUB COMMON STOCK...........................................................................................4
Merger Sub Disclosure Schedule...................................................................................28
MERGER SUB REPRESENTATIVES.......................................................................................36
MULTIEMPLOYER PENSION PLANS......................................................................................16
NON U.S. PLANS...................................................................................................17
OPTION CONSIDERATION..............................................................................................5
Order............................................................................................................43
OTCBB............................................................................................................11
Parent............................................................................................................1
PARENT/MERGER SUB MATERIAL ADVERSE EFFECT........................................................................28
PAYMENT FUND......................................................................................................6
PENSION PLANS....................................................................................................16
PERMITTED LIENS..................................................................................................25
PERSON...........................................................................................................51
PERSON...........................................................................................................51
PREFERRED STOCK...................................................................................................9
PROXY STATEMENT..................................................................................................35
reasonable best efforts..........................................................................................51
RECOMMENDATION MODIFICATION/WITHDRAWAL...........................................................................40
Registration Agreement...........................................................................................45
RELEASE..........................................................................................................24
REMEDIAL ACTION..................................................................................................24
Requisite Stockholder Consent.....................................................................................1
Requisite Stockholders............................................................................................1
SEC..............................................................................................................11
SEC REPORTS......................................................................................................12
SECURITIES ACT...................................................................................................12
STOCK PLANS.......................................................................................................5
STOCKHOLDERS MEETING.............................................................................................35
STOP-LOOK-AND-LISTEN.............................................................................................41
SUBSIDIARIES.....................................................................................................51


SUBSIDIARY.......................................................................................................51
SUPERIOR ACQUISITION PROPOSAL....................................................................................41
SURVIVING CORPORATION.............................................................................................2
SURVIVING CORPORATION COMMON STOCK................................................................................4
TAX..............................................................................................................19
TAX RETURN.......................................................................................................19
TAXES............................................................................................................19
TERMINATING COMPANY BREACH.......................................................................................46
Terminating Merger Sub Breach....................................................................................47
TERMINATION AMOUNT...............................................................................................47
Transactions......................................................................................................1
TSCA.............................................................................................................23
UNDER COMMON CONTROL WITH........................................................................................51
UNVESTED OPTION...................................................................................................5
VESTED OPTION.....................................................................................................5
Voting Agreement..................................................................................................1

                                        EXHIBITS
                                        ---------

Exhibit 5.15                 Form of Unsecured Promissory Note

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of February 19, 2002, between ROCKSHOX, INC., a Delaware corporation (the "COMPANY"), SRAM Corporation, an Illinois corporation ("PARENT"), and Sram Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (the "MERGER SUB").

     WHEREAS, the board of directors of the Company (the "COMPANY BOARD"), subject to the terms and conditions set forth herein, has (i) determined that this Agreement and the transactions contemplated hereby (the "TRANSACTIONS"), including the Merger (as defined herein), are fair to and in the best interests of the stockholders of the Company, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company, (iii) declared the advisability of this Agreement and the Transactions and approved this Agreement and the Transactions, including the Merger, (iv) resolved to recommend approval and adoption of this Agreement, the Merger and the other Transactions by such stockholders and (v) received a written opinion of the Financial Advisor (as defined in SECTION 3.29);

     WHEREAS, the Company Board and the board of directors of Parent and Merger Sub have each approved the merger of Merger Sub with and into the Company with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), whereby (i) each issued and outstanding share of the common stock, par value $.01 per share (the "COMMON SHARES"), of the Company, other than Dissenting Shares (as defined in Section 2.01(d)), shall be converted into the right to receive the Merger Consideration (as defined in Section 2.01(a)) and (ii) each Vested Option (as defined in Section 2.02(a)) shall be converted into the right to receive the Option Consideration (as defined in Section 2.02(b));

     WHEREAS, the affirmative vote, by ballot or written consent, of a majority of the outstanding Company Common Shares is required for the adoption of this Agreement;

     WHEREAS, as a condition to its willingness to enter into this Agreement, Parent and Merger Sub have required that the stockholders listed on the Requisite Stockholder Schedule attached hereto (the "REQUISITE STOCKHOLDERS") enter into, and the Requisite Stockholders have agreed to enter into concurrently with the execution and delivery of this Agreement, that certain Consent and Voting Agreement with Parent and Merger Sub, of even date herewith (as amended from time to time in accordance with its terms, the "VOTING AGREEMENT") and to execute and deliver the Stockholder Consent in the form of EXHIBIT A to the Voting Agreement (collectively, the "REQUISITE STOCKHOLDER CONSENT") within seven days of the execution and delivery of this Agreement; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.01 THE MERGER. At the Effective Time (as defined in SECTION 1.02), subject to the terms and conditions of this Agreement and in accordance with the provisions of the DGCL, Merger Sub shall be merged (the "MERGER") with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware.

     1.02 EFFECTIVE TIME. As soon as practicable following the Closing (as defined in SECTION 1.07), and provided that this Agreement has not been terminated or abandoned pursuant to ARTICLE 7 hereof, the Company and Merger Sub will cause a Certificate of Merger in a form reasonably acceptable to the parties and meeting the requirements of the DGCL (the "CERTIFICATE OF MERGER") to be duly executed, acknowledged and filed, in the manner required by the DGCL, with the Secretary of State of the State of Delaware, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to herein as the "EFFECTIVE TIME."

     1.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.04 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

          (a) The Certificate of Incorporation of the Company may be amended in the Merger in any way that meets the requirements of the DGCL and is not inconsistent with the provisions of SECTION 5.07 hereof and, whether or not so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

          (b) The Bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, subject to the provisions of SECTION 5.07(a) of this Agreement, until amended in accordance with the provisions thereof and hereof and applicable law.

     1.05 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with applicable law and the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.06 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     1.07 CLOSING. Subject to the conditions contained in this Agreement, the closing of the Merger (the "Closing") shall take place (i) at the offices of Kirkland & Ellis, 200 E. Randolph Drive, Chicago, Illinois 60601, as promptly as practicable but in no event later than the third business day following the satisfaction (or waiver if permissible) of the conditions set forth in Article 6 or (ii) at such other place and time and/or on such other date as the Company and Merger Sub may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

     1.08 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Merger Sub, or (b) otherwise carry out the provisions of this Agreement, the Company, Merger Sub and its respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company, Merger Sub or otherwise to take any and all such action.

                                   ARTICLE 2

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                          OF THE COMPANY AND MERGER SUB

     2.01 EFFECT ON SHARES OF CAPITAL STOCK.

          (a) COMMON STOCK OF THE COMPANY. As of the Effective Time, by virtue of the Merger and without any additional action on the part of the holder of any Common Shares, the Company or Merger Sub, each Common Share that is issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares and (ii) Common Shares to be canceled pursuant to SECTION 2.01(b)) shall be canceled and extinguished and converted into the right to receive $0.41 in cash (the "MERGER CONSIDERATION"), payable to the holder thereof, without interest thereon, less any applicable withholding of taxes, upon the surrender of the certificate formerly representing such Common Share in the manner provided in SECTION 2.03. All such Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and each holder of a certificate or certificates representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the consideration specified in the preceding sentence.

          (b) CANCELLATION OF CERTAIN COMMON SHARES. As of the Effective Time, by virtue of the Merger and without any additional action on the part of the holder of any Common Shares, the Company, Parent or Merger Sub, each Common Share that is owned by the Company or any wholly-owned subsidiary as treasury stock or owned by Parent, Merger Sub or any of their respective affiliates immediately prior to the Effective Time, if any, shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) CAPITAL STOCK OF MERGER SUB. As of the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any additional action on the part of the holder, the Company, Parent or Merger Sub, be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK"). Each certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of Merger Sub Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Surviving Corporation Common Stock into which such shares have been converted pursuant to the terms hereof; PROVIDED THAT the record holder thereof shall receive, upon surrender of any such certificate, a certificate representing the shares of Surviving Corporation Common Stock into which the shares of Merger Sub Common Stock formerly represented thereby shall have been converted pursuant to the terms hereof.

          (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, any Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder (a "DISSENTING STOCKHOLDER") who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such Common Shares in accordance with the DGCL ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration at the Effective Time in accordance with SECTION 2.01(a) hereof, but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal, such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into a right to receive, upon surrender as provided above, the Merger Consideration, without any interest thereon, in accordance with SECTION 2.01(a). The Company shall give Parent and Merger Sub prompt notice of any demands received by the Company for appraisal of Common Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company with respect thereto, and Merger Sub shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Merger Sub, (x) make any payment with respect to any such demand, (y) settle or offer to settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or waive any failure to timely take any other action to perfect appraisal rights in accordance with the DGCL.

     2.02 OPTIONS; STOCK PLANS.

          (a) For purposes of this Agreement, the term "VESTED OPTION" means each outstanding unexercised option to purchase Common Shares which is vested and exercisable (or will become vested and exercisable as a result of the Transactions) and granted to any current or former employee or director of the Company or any subsidiary of the Company under the ROCKSHOX, INC. 1996 Stock Plan (the "1996 OPTION PLAN"), the ROCKSHOX, INC. 1998 Stock Option Plan, under any stock option plan or similar plan of the Company or in connection with any employment, consulting or similar agreement with the Company prior to the date hereof (collectively, the "STOCK PLANS"). The term "UNVESTED OPTION" means each outstanding unexercised option to purchase Common Shares which is not vested and exercisable (and will not become vested and exercisable as a result of the Transaction) granted to any current or former employee or director of the Company or any subsidiary of the Company under the Stock Plans.

          (b) The number of Common Shares subject to Vested Options and the name and address of the record holder of each Vested Option and Unvested Option is set forth in SECTION 3.03(a) of the Disclosure Schedule attached hereto. As part of the Transactions, the Company shall take all actions necessary so that at the Effective Time, all Vested Options and Unvested Options shall be canceled. In consideration of such cancellation and subject to the condition set forth in
SECTION 2.02(c), each holder of a Vested Option canceled in accordance with this
SECTION 2.02(b) will be entitled to receive in settlement of such a Vested Option immediately following the Effective Time, a cash payment from the Payment Fund (as defined in SECTION 2.03), subject to any required withholding of taxes, equal to the product of (i) the total number of Common Shares previously subject to such a Vested Option and (ii) the excess, if any, of the Merger Consideration per Common Share less the applicable exercise price per Common Share subject to such a Vested Option (in the aggregate, the "OPTION CONSIDERATION").

          (c) The right of each holder of a Vested Option to receive the Option Consideration described in SECTION 2.02(b) is contingent upon such holder providing the Company, Parent and Merger Sub with a written acknowledgment of such holder that (i) the payment of the Option Consideration will satisfy in full the Company's obligation to such person pursuant to such Vested Option and
(ii) subject to the payment of the Option Consideration, such Vested Option held by such holder shall, without any action on the part of the Company or the holder, be deemed terminated, canceled, void and of no further force and effect as between the Company and the holder and neither party shall have any further rights or obligations with respect thereto. The form of the written acknowledgment to be provided to the Company, Parent and Merger Sub by each holder of a Vested Option shall be reasonably acceptable to the Company and Parent.

          (d) Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the relevant Stock Plans or amending or waiving relevant agreements or using its reasonable best efforts to obtain a written acknowledgment from each holder of an Option) that are necessary to give effect to the transactions contemplated by this SECTION 2.02.

          (e) Except as otherwise provided herein or agreed to in writing by Merger Sub and the Company or as may be necessary to administer Options remaining outstanding following the Effective Time, the Stock Plans shall terminate effective as of the Effective Time and no participant in the Stock Plans shall thereafter be granted any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

     2.03 PAYMENT FOR COMMON SHARES AND VESTED OPTIONS IN THE MERGER.

          (a) At or prior to the Effective Time, Parent shall appoint a commercial bank or trust company to act as exchange and paying agent, registrar and transfer agent (the "AGENT") for the purpose of (i) exchanging certain certificates representing, immediately prior to the Effective Time, Common Shares for the aggregate Merger Consideration and (ii) making payment of the aggregate Option Consideration in exchange for the cancellation of all Vested Options. At or prior to the Effective Time, Merger Sub shall deposit, or Parent shall otherwise take all steps necessary to cause to be deposited, in trust for the benefit of the holders of Common Shares and Vested Options, as the case may be, cash in an aggregate amount equal to the sum of (A) the product of (1) the number of Common Shares issued and outstanding at the Effective Time and entitled to receive the Merger Consideration in accordance with SECTION 2.01(a) and (2) Merger Consideration and (B) the amount necessary for the payment in full of the Option Consideration (such aggregate amount being hereinafter referred to as the "PAYMENT FUND"). For purposes of determining the Merger Consideration to be deposited, Merger Sub shall assume that no holder of Common Shares will perfect his or its right to appraisal of his or its Common Shares under the DGCL. The Agent shall, pursuant to instructions provided by Merger Sub, make the payments provided for in SECTION 2.01 and SECTION 2.02 of this Agreement out of the Payment Fund (it being understood that any and all interest earned on funds made available to the Agent pursuant to this Agreement shall be turned over to the Surviving Corporation). The Payment Fund shall not be used for any other purpose except as provided in this Agreement.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Agent to mail to each record holder of certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented Common Shares (i) a notice of the effectiveness of the Merger, (ii) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Agent and (iii) instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof.

          (c) Upon surrender to the Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange for Common Shares represented by such Certificate (other than Common Shares to be canceled pursuant to SECTION 2.01(b)), cash in an amount equal to the product of (A) the number of Common Shares formerly represented by such Certificate and (B) the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the consideration payable upon the surrender of any Certificate. If the consideration provided for herein is to be delivered in the name of a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such delivery that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery to a person other than the registered holder of the Certificate surrendered of the Merger Consideration, or that such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this SECTION 2.03, each Certificate (other than Certificates representing Dissenting Shares or Common Shares to be canceled pursuant to SECTION 2.01(b)) shall represent, for all purposes, only the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of Common Shares formerly evidenced by such Certificate.

          (d) The consideration issued upon the surrender of Certificates in accordance with this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Shares formerly represented thereby. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged (and be entitled to payment of Merger Consideration) as provided in this ARTICLE 2.

          (e) Any portion of the Payment Fund (including any amounts that may be payable to the former stockholders of the Company in accordance with the terms of this Agreement) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any former stockholders of the Company who have not theretofore complied with this ARTICLE 2 shall, subject to SECTION 2.03(g), thereafter look only to the Surviving Corporation only as general unsecured creditors thereof for payment of any Merger Consideration, without any interest or dividends thereon, that may be payable in respect of each Common Share held by such stockholder. The Agent shall retain the right to invest and reinvest the Payment Fund on behalf of the Surviving Corporation in securities listed or guaranteed by the United States government or certificates of deposit of commercial banks that have, or are members of a group of commercial banks that has, consolidated total assets of not less than $500,000,000 and the Surviving Corporation shall receive the interest earned thereon.

          (f) None of Parent, Merger Sub, the Company or Agent shall be liable to a holder of Certificates or any other person in respect of any cash or other consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, dividends (whether in cash, stock or property) or other distributions with respect to Common Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in SECTION 3.06(b)) any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to Merger Sub) of that fact by the person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          (h) REQUIRED WITHHOLDING. Each of the Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Common Shares or Vested Options pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE"), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     2.04 ADJUSTMENT OF THE MERGER CONSIDERATION AND THE OPTION CONSIDERATION. The Merger Consideration and the Option Consideration, each payable pursuant to this ARTICLE 2, have been calculated based upon the representations and warranties made by the Company in SECTION 3.03. In the event that, at the Effective Time, (i) the actual number of Common Shares outstanding and/or the actual number of Common Shares issuable upon the exercise of Vested Options or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Common Shares) or recapitalization) is greater than as described in SECTION 3.03, (ii) if the weighted average exercise price of the Options is lower than described in
SECTION 3.03 hereof or (iii) if any Person (other than the Company or another wholly-owned subsidiary of the Company) owns shares of capital stock of, or otherwise has an equity interest in, any subsidiary of the Company, the Merger Consideration and the Option Consideration shall be appropriately adjusted downward. The provisions of this SECTION 2.04 shall not, in any event, adversely affect, constitute a waiver of or otherwise impair any of Parent's or Merger Sub's rights under this Agreement (including any of Parent's or Merger Sub's rights arising from any misrepresentation or breach of the representations and warranties set forth in SECTION 3.03 hereof).

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub as of the date hereof and as of the Effective Time that:

     3.01 ORGANIZATION AND QUALIFICATION. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on the Company Business (as defined below) as now being conducted except where the failure to be so organized, formed, existing or in good standing or to have such governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below).

The "COMPANY BUSINESS" means the business currently conducted and currently proposed to be conducted by the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" means any effect, circumstance, occurrence, event, fact or change in the business of the Company and its subsidiaries that (i) is, or is reasonably likely to be, materially adverse to the business, operations, value, assets, liabilities (actual or contingent), properties, financial or other condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole (excluding any circumstance or event generally affecting the bicycle industry in which the Company and its subsidiaries operate which does not have a disproportionate effect on the Company Business), or (ii) prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of the Company and its subsidiaries to perform their obligations under this Agreement or to consummate the Transactions in accordance with the terms hereof.

     3.02 CHARTER DOCUMENTS AND BYLAWS. The Company has heretofore furnished to Parent a complete and correct copy of the certificate of incorporation and the bylaws of the Company in full force and effect immediately prior to the Effective Time. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation and the bylaws (or equivalent organizational documents) of each subsidiary of the Company in full force and effect immediately prior to the Effective Time. No subsidiary of the Company is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

     3.03 CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 50,000,000 Common Shares and 10,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"). As of the date of this Agreement, (i) 13,761,147 Common Shares were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 2,435,868 Common Shares were reserved for issuance pursuant to the Stock Plans, of which 1,939,380 Common Shares are subject to outstanding Options and (iv) 746,244 Common Shares were held by the Company in its treasury. The weighted average exercise price for such outstanding Options described in clause (iii) of the immediately preceding sentence is $1.29.
Except as set forth in this SECTION 3.03, there are not now, and at the Effective Time there will not be, any options, warrants, calls, subscriptions, or other rights, or other agreements or commitments of any character relating to, the issued or unissued capital stock of the Company or obligating the Company to issue, transfer or sell any shares of capital stock of, or other equity interests in, the Company or any subsidiary of the Company. The Company has not issued any "Stock Purchase Rights" (as defined in the 1996 Option Plan) pursuant to the 1996 Option Plan or any other Stock Plan. SECTION 3.03(a) of the Company Disclosure Schedule sets forth the name of each holder of an Option, together with the grant date, vesting schedule, exercise price and number of Common Shares subject to each such Option. All Common Shares subject to such Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All issued and outstanding Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all Liens (as defined below). There are no outstanding options, warrants, calls, subscriptions, convertible securities or other rights, or other agreements or commitments, obligating any subsidiary of the Company to issue, transfer or sell any shares of its capital stock or other equity interests. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any subsidiary of the Company.

          (b) Other than as set forth in SECTION 3.03(b) of the Company Disclosure Schedule and the Voting Agreement, there are no stockholders agreements, voting trusts or other agreements or understandings relating to voting or disposition of any shares of capital stock of the Company or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company Board.

     3.04 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the Requisite Stockholder Consent, which is being sought following the execution of this Agreement, the Company has the requisite corporate power and authority to consummate the Transactions. After delivery of the Requisite Stockholder Consent, the execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action by the Company and no other corporate proceedings on the part of the Company are necessary to authorize the Company's execution and delivery of this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company, and (assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub and assuming the execution of the Requisite Stockholder Consent) constitutes and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. The only action required to be taken by the stockholders of the Company in order to consummate the Merger is the execution and delivery of the Requisite Stockholder Consent.

     3.05 COMPANY SUBSIDIARIES. SECTION 3.05 of the Company Disclosure Schedule contains a correct and complete list of each subsidiary of the Company, the name and location of the business owned or operated by each such subsidiary and the jurisdiction in which each such subsidiary is incorporated. SECTION 3.05 of the Company Disclosure Schedule sets forth for each subsidiary of the Company: (i) its authorized capital stock; (ii) the number of issued and outstanding shares of capital stock; and (iii) the holder or holders of such shares. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. No subsidiary of the Company owns, directly or indirectly, any capital stock or other ownership interest in any Person, except for the capital stock and/or other ownership interest in another wholly-owned subsidiary of the Company.

     3.06 NO VIOLATION; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery by the Company of this Agreement does not, and the performance of this Agreement by the Company and the consummation of the Transactions will not (including the delivery of the Requisite Stockholder Consent), (i) conflict with or violate any provision of the Company's certificate of incorporation or bylaws or conflict with or violate any provision of the certificate of incorporation or bylaws or equivalent organization documents of any subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in SECTION 3.06(b) have been obtained and all filings and obligations described in SECTION 3.06(b) have been made or complied with, conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, license, injunction, writ, judgment, decree or order (each, a "LAW" and, collectively, "LAWS") applicable to the Company or any of its subsidiaries or by which any asset of the Company or any of its subsidiaries is bound or affected,
(iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or give rise to a loss of any benefit to which the Company or any subsidiary of the Company is entitled under any provision of any Material Contract (as defined in Section 3.17) or (iv) result in the creation or imposition of a lien, claim, security interest or other charge, title imperfection or encumbrance (each, a "LIEN" and, collectively, "LIENS") on any asset of the Company or any subsidiary of the Company (other than Permitted Liens (as defined in SECTION 3.23 below)), except in the case of clauses (ii), (iii) and (iv) of this SECTION 3.06(a), to the extent that any such conflict, violation, breach, default, right, loss or Lien would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) The execution and delivery by the Company of this Agreement does not, and the performance of this Agreement and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court of instrumentality or arbitrator of any kind ("GOVERNMENTAL AUTHORITY"), on part of the Company except for (i) the filing with the SEC of (y) the Information Statement (as defined herein) relating to the Merger and (z) such reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement, the Voting Agreement and the Transactions, (ii) filings with the OTC Bulletin Board (the "OTCBB") relating to the delisting of the Common Shares, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in SECTION 3.06(b) of the Company Disclosure Schedule.

     3.07 SEC REPORTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) The Company has filed all forms, reports, statements, schedules and other documents with the United States Securities and Exchange Commission (the "SEC") required to be filed by it since and including [June 29, 2000] pursuant to the federal securities laws and the SEC rules and regulations thereunder (the "SEC REPORTS"). The Company has delivered or made available to Parent copies of all such SEC Reports. The SEC Reports, as well as all forms, reports, statements, schedules and other documents to be filed by the Company with the SEC after the date hereof and prior to the Effective Time (the "FUTURE SEC REPORTS"), (i) were and will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and such later filed Future SEC Reports and (ii) did not and will not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were and will be made, not misleading. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the SEC Reports or any Future SEC Report has been, and in the case of any Future SEC Report will be, prepared in all material respects in accordance with the published rules and regulations of the SEC (including Regulation S-X) and in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to the absence of footnotes thereto and to normal and recurring year-end adjustments).

          (c) At the date of the most recent audited financial statements of the Company included in the SEC Reports, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of its subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent, determinable or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet (or the footnotes thereto) of the Company prepared in accordance with United States generally accepted accounting principles except liabilities incurred in the ordinary and usual course of business and consistent with past practice, liabilities expressly incurred in connection with the Transactions and liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d) None of the Company or any of its subsidiaries is indebted to any director or officer of the Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses, in reimbursement of ordinary business expenses and directors' fees) and no such person is indebted to the Company or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC.

          (e) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to SEC Reports which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     3.08 COMPLIANCE WITH APPLICABLE LAWS. Except as qualified by another representation or warranty, (i) neither the Company nor any of its subsidiaries is in violation of any Order (as defined in SECTION 6.01(b)) of any Governmental Authority or any Law of any Governmental Authority applicable to the Company or any subsidiary of the Company or any of their respective properties or assets and (ii) the business operations of the Company and its subsidiaries have been conducted in compliance with all Laws of any Governmental Authority, except for possible violations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     3.09 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement, since June 30, 2001, the Company and its subsidiaries have conducted the Company Business only in the ordinary course and in a manner consistent with past practice and there has not been:

          (a) any change in any method of accounting or accounting practice by the Company or any of its subsidiaries, except for any such change required by reason of a concurrent change in United States generally accepted accounting principles;

          (b) any revaluation by the Company or any of its subsidiaries of a material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable);

          (c) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or the Company Business (including, without limitation, the acquisition, disposition, leasing or licensing of any tangible or intangible assets, including any Company Intellectual Property) or, to the knowledge of the Company, any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

          (d) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) or other distribution in respect of the Company's capital stock or any redemption, purchase or other acquisition of any of the Company's securities;

          (e) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (f) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries;

          (g) any issuance by the Company or any of its subsidiaries of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any Common Shares pursuant to the exercise of any Options in existence prior to the date hereof;

          (h) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (i) any creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset(s) (alone or in the aggregate) other than in the ordinary course of business consistent with past practice;

          (j) any making of any loan, advance or capital contributions to or investment in any entity or person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries made in the ordinary course of business consistent with past practice;

          (k) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Company Business or the assets of the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, or any other event, change or circumstance that has or is reasonably likely to have a Company Material Adverse Effect;

          (l) any material increase in the benefits under, or the establishment, material amendment or termination of, any Benefit Plan (as defined in SECTION 3.13(b)) covering current or former employees, officers or directors of the Company or any of its subsidiaries, or any material increase in the compensation payable or to become payable to or any other material change in the employment terms for any directors or officers of the Company or any of its subsidiaries or any other employee earning noncontingent cash compensation in excess of $100,000 per year;

          (m) any entry by the Company or any of its subsidiaries into any employment, consulting, severance, termination or indemnification agreement with any director or officer of the Company or any of its subsidiaries or entry into any such agreement with any person for a noncontingent cash amount in excess of $100,000 per year or outside the ordinary course of business;

          (n) any labor dispute with the Company's employees generally or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

          (o) any authorization of, or agreement by the Company or any of its subsidiaries to take, any of the actions described in this SECTION 3.09, except as expressly contemplated by this Agreement.

     3.10 CHANGE OF CONTROL. The Transactions will not constitute a "CHANGE OF CONTROL" under, require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights, or create any other detriment under the terms, conditions or provisions of any Contract or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound.

     3.11 LITIGATION. There is no suit, claim, action, proceeding or investigation pending (for which notice has been delivered to the Company) or, to the knowledge of the Company, pending (for which notice has not been delivered to the Company) or threatened against the Company or any of its subsidiaries, at law or in equity, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

     3.12 INFORMATION STATEMENT.

          (a) Each document required to be filed by the Company with the SEC in connection with the Transactions (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the information statement of the Company containing information required by Regulation 14C and Schedule 14 C under the Exchange Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the Exchange Act (together with all amendments and supplements thereto, the "INFORMATION STATEMENT"), to be filed with the SEC in connection with the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this SECTION 3.12(a) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

          (b) At the time the Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, the Information Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Information Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this SECTION 3.12(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

     3.13 BENEFIT PLANS.

          (a) Except as set forth on SECTION 3.13 of the Company Disclosure Schedule, there exist no employment, consulting, severance or termination agreements, arrangements or understandings between the Company or any of its subsidiaries and any individual current or former employee, officer or director of the Company or any of its subsidiaries with respect to which the annual cash, noncontingent payments thereunder exceed $100,000 or where the contingent and noncontingent annual compensation is reasonably likely to exceed $100,000.

          (b) SECTION 3.13(b) of the Company Disclosure Schedule contains a complete list of all (i) "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively, the "PENSION PLANS"), including any such Pension Plans that are "multiemployer plans" (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the "MULTIEMPLOYER PENSION PLANS"), (ii) "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other benefit plans and (iii) other bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice maintained, or contributed to, by the Company or any of its subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries or with respect to which the Company has any liability (collectively, the "BENEFIT PLANS"). The Company has delivered to Parent correct and complete copies of (i) each Benefit Plan, (ii) the most recent annual report, with schedules and auditors' reports, on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan, (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan.

          (c) All Pension Plans intended to be qualified plans have been the subject of favorable determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, or are standardized master or prototype plans for which the Internal Revenue Service has issued a notification letter, and no such determination or notification letter has been revoked. To the knowledge of the Company, there is no reasonable basis for the revocation of any such determination letter.

          (d) None of the Benefit Plans is, and none of the Company or any of its subsidiaries has ever maintained or had an obligation to contribute to (i) a "single employer plan" (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a "multiple employer plan" (as such term is defined in ERISA), (iii) a funded welfare benefit plan (as such term is defined in Section 419 of the Code) or (iv) a Multiemployer Pension Plan. There are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable law. None of the Company or any of its subsidiaries has incurred any liability or taken any action, and the Company does not have any knowledge of, any action or event that could reasonably be expected to cause any one of them to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as such term is defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as such term is defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Pension Plan, or (iii) on account of unpaid contributions to any Multiemployer Pension Plan.

          (e) None of the Company nor any of its subsidiaries has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or any other breach of fiduciary responsibility with respect to any Benefit Plan subject to ERISA that reasonably could be expected to subject the Company or any of its subsidiaries to (i) any material tax or penalty on prohibited transactions imposed by Section 4975 or (ii) any material liability under Section 502(i) or Section 502(l) of ERISA. As of the date of this Agreement, with respect to any Benefit Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the United States Department of Labor or any other governmental body and (ii) there is no action, suit or claim pending, other than routine claims for benefits.

          (f) None of the Company or any of its subsidiaries has any obligation to provide any health benefits or other non-pension benefits to retired or other former employees, except as specifically required by Part 6 of Title I of ERISA ("COBRA").

          (g) Each Benefit Plan and any related trust, insurance contract or fund have been maintained, funded and administered in compliance in all material respects with its respective terms and in compliance in all material respects with all applicable laws and regulations, including, but not limited to, ERISA and the Code. No asset of the Company or any subsidiary is subject to any lien under ERISA or the Code. The Company and each subsidiary have complied in all material respects with the health care continuation requirements of Part 5 of Subtitle B of Title I of ERISA.

          (h) Neither the Company nor any subsidiary has any material liability or potential material liability under any employee benefit plan or arrangement with respect to any employee or former employee employed outside the United States (the "NON U.S. PLANS"). Each Non U.S. Plan complies in form and operation in all material respects with the applicable laws and regulations of the governing jurisdiction. Each Non U.S. Plan that provides retirement or similar benefits or other deferred compensation benefits is fully funded.

     3.14 TAXES.

          (a) The Company and each of its subsidiaries has timely filed all federal, state, local and foreign income Tax Returns (as hereinafter defined) required to be filed by it, and all other material Tax Returns required to be filed by it, and each such Tax Return has been prepared in compliance with all applicable laws and regulations and is true and correct in all respects; (ii) the Company and each of its subsidiaries has paid (or the Company has paid on behalf of its subsidiaries) all Taxes (as hereinafter defined) required to be paid (subject to appropriate extension) in respect of the periods covered by such returns and has made adequate provision in the Company's financial statements for payment of all Taxes that have not been paid, whether or not shown as due and payable on any Tax Return, in respect of all taxable periods or portions thereof ending on or before the date hereof; and (iii) neither the Company nor any of its subsidiaries has incurred any liability for Taxes subsequent to the date of the most recent financial statements contained in the SEC Reports other than in the ordinary course of the Company Business.

          (b) (i) No Tax Return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination or any other audit or examination with respect to Taxes has been received by the Company or any of its subsidiaries; (ii) each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with United States generally accepted accounting principles;

(iii) there are no Liens for Taxes upon the assets of the Company or any of its subsidiaries except liens relating to current Taxes not yet due and payable;
(iv) except for amounts which are not material, all Taxes which the Company or any of its subsidiaries are required by law to withhold or to collect for payment have been duly withheld, collected and paid over to the proper governmental entities; (v) none of the Company or any of its subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority; and (vi) to the knowledge of the Company, no written claim has been made by any taxing authority in a jurisdiction where the Company and its subsidiaries do not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation in that jurisdiction, other than such claims which have been appropriately addressed or which would not reasonably be expected to have a Company Material Adverse Effect.

          (c) Neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement or arrangement (whether oral or in writing) that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or Section 162(m) of the Code.

          (d) Each of the Company and its subsidiaries has made available to Parent true, correct and complete copies of all federal income Tax Returns, and all other Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any of its subsidiaries that have been filed by any of the Company or any of its subsidiaries for all taxable years not barred by the statute of limitations.

          (e) None of the Company or any of its subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) is a party to or bound by any Tax allocation or Tax sharing agreement with any persons or entity other than the Company and its subsidiaries, (iii) has any liability for the Taxes of any Person (other than any of the Company or any of its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise or (iv) has any material liability for the Taxes of any Person other than the Company, the subsidiaries of the Company or in connection with the acquisition, directly or indirectly, of any Person acquired by the Company or any of its subsidiaries.

          (f) None of the Company or any of its subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code ss. 481(c) (or any corresponding or similar provision of state, local or foreign income Tax Law);
(ii) "closing statement" as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law); or (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code ss. 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law).

          (g) The Company neither is, nor has been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(4)(ii) of the Code.

          (h) Neither the Company nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

          (i) As used in this SECTION 3.14, the terms (i) "TAX" (and, with correlative meaning, "TAXES") means: (A) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp or environmental tax, or any other tax of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority and (B) any liability of the Company or any of its subsidiaries for payments of a type described in clause (A) as a result of (I) any obligation of the Company or any of its subsidiaries under any tax sharing agreement or tax indemnity agreement or (II) the Company or any of its subsidiaries being a member of an affiliated group (other than one of which the Company is the parent); and (ii) "TAX RETURN" means any report, return or other information or document required to be supplied to or filed with a taxing authority in connection with Taxes.

     3.15 INTELLECTUAL PROPERTY.

          (a) The Company and each of its subsidiaries own and possess, free and clear of any Liens, or have a valid and enforceable license to use, all Intellectual Property (as defined below) necessary for the operation of the Company Business (the "COMPANY INTELLECTUAL PROPERTY"). As used in this Agreement, the term "INTELLECTUAL PROPERTY" means all of the following U.S. and foreign: (i) registered and unregistered trademarks, service marks, slogans, trade names, corporate names, domain names, logos and trade dress (including the good will associated with each of the foregoing); (ii) patents, patent applications and invention disclosures; (iii) registered and unregistered copyrights, copyrightable works and mask works, including, but not limited to, copyrights in software and databases; (iv) computer software (including source code, object code, data, databases and related documentation); and (v) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, methods, devices, technology, trade secrets, confidential information, proprietary information, know-how, specifications, flowcharts, blueprints, schematics, protocols, programmer notes, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals.

          (b) SECTION 3.15(b) of the Company Disclosure Schedule sets forth a complete and correct list of all of the following that are owned by the Company and its subsidiaries or used by the Company and its subsidiaries in the conduct of the Company Business: (i) patented or registered Intellectual Property, and pending patent applications or other applications for registrations of Intellectual Property; (ii) all trade names, corporate names, domain names and material unregistered trademarks, service marks and copyrights; (iii) all agreements pursuant to which the Company or any of its subsidiaries has obtained or granted the right to use any Intellectual Property (other than licenses of mass-marketed software acquired or licensed for a license fee of less than $10,000 per annum) (the items listed in this clause (iii) being collectively referred to herein as "LICENSE AGREEMENTS"); and (iv) all other material Intellectual Property.

          (c) Neither the Company nor any of its subsidiaries has infringed, misappropriated or conflicted with, and the operation of the Company Business as currently conducted or as currently proposed to be conducted will not infringe, misappropriate or otherwise conflict with, any Intellectual Property of any third party, neither the Company nor any of its subsidiaries are aware of any facts that indicate a likelihood of the foregoing and neither the Company nor any of its subsidiaries have received any notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party). No claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Intellectual Property is currently outstanding or, to the knowledge of the Company, is threatened. To the knowledge of the Company and its subsidiaries, the Company Intellectual Property has not been infringed, misappropriated or otherwise conflicted with by any third party, except for any such infringement, misappropriation or conflict which, individually or in the aggregate, would not be reasonably be expected to have a Company Material Adverse Effect. All of the Company Intellectual Property will be owned or available for use by the Company or such subsidiary on identical terms and conditions immediately subsequent to the Closing except for such changes which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its subsidiaries have taken all reasonable and necessary actions to maintain and protect the Company Intellectual Property except for those actions which the failure to take, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (d) Neither the Company nor any of its subsidiaries have done anything to compromise the secrecy, confidentiality or value of any of the Company Intellectual Property. Each current management employee of the Company and its subsidiaries who either has access to the Company Intellectual Property, or develops or is actively involved in the development of any Company Intellectual Property, has executed a confidential nondisclosure and assignment of inventions agreement with the Company or such subsidiary. Each consultant having access to Company Intellectual Property, or performing work that reasonably requires assignment of inventions to the Company or its subsidiaries, has executed a confidentiality and assignment agreement restricting the disclosure of the Company Intellectual Property and assigning to the Company or its subsidiaries all inventions made by such consultant in the course of providing services to the Company or any of its subsidiaries. To the knowledge of the Company, no employees, officers or consultants of the Company or any of its subsidiaries, past or present, is in violation of any such agreement. No prior or current employee, officer or consultant of the Company or any of its subsidiaries has asserted any ownership interest in any Company Intellectual Property.

          (e) No loss or expiration of any of the Company Intellectual Property is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company or any of its subsidiaries, including, without limitation, a failure by the Company or any subsidiary to pay any required maintenance fees).

          (f) Neither Company nor any of its subsidiaries are aware of any Intellectual Property owned or used by a competitor or third party which reasonably could be expected to supersede or make obsolete any product or process of the Company or any of its subsidiaries or to limit the Company Business.

     3.16 LICENSES AND PERMITS. The Company and its subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company and its subsidiaries to own, lease and operate its properties or to carry on the Company Business (the "COMPANY PERMITS"), except where the failure to have any of the Company Permits, individually or in the aggregate, would not have a Company Material Adverse Effect. As of the date hereof, all of the Company Permits (other than those excepted in the prior sentence) are in full force and effect and no violation, suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where not being in full force and effect or the violation, suspension or cancellation of such Company Permits, individually or in the aggregate, would not have a Company Material Adverse Effect. Except where the failure of the following to be true would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, none of the Company Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

     3.17 MATERIAL CONTRACTS.

          (a) SECTION 3.17(a) of the Company Disclosure Schedule sets forth a list (as of the date of this Agreement) of each (i) contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written, applicable to the Company or any such subsidiary or their respective properties or assets (each a "Contract" and, collectively, "Contracts") for borrowed money or guarantees thereof involving a current availability of principal amount in excess of $100,000, (ii) all joint venture or other similar agreements to which the Company or any of its subsidiaries is a party, (iii) all lease agreements to which the Company or any of its subsidiaries is a party with annual lease payments in excess of $100,000, (iv) Contracts under which the Company or any of its subsidiaries has advanced or loaned any other Person or entity an amount in excess of $100,000, (v) Contracts or groups of related Contracts with the same party or group of parties requiring the payment or receipt of $100,000 or more per year which are not cancelable by the Company on 30-days-or-less notice without premium or penalty, (vi) warranty agreements with respect to the Company's or its subsidiaries' services rendered or products sold or leased, other than pursuant to the Company's standard warranty (a true and complete copy of which is attached to SECTION 3.17 of the Disclosure Schedule), (vii) agreements under which the Company has granted any person or entity registration rights (including, without limitation, demand and piggy-back registration rights), (viii) agreements under which the Company or any of its subsidiaries has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of the Company's or any Company subsidiary's properties or assets, and (ix) Contracts containing non-compete covenants by the Company or any of its subsidiaries (the items listed in clauses
(i) through (ix) hereof, collectively, the "MATERIAL CONTRACTS"). The Company has made available to Merger Sub a correct and complete copy of each Material Contract listed in SECTION 3.17(a) of the Company Disclosure Schedule.

          (b) (i) Neither the Company nor any of its subsidiaries is, nor, to the Company's knowledge, is any other party, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contract or License Agreement (as defined in SECTION 3.15(b)) to which it is a party and (ii) to the Company's knowledge, there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default. All Contracts to which the Company or any of its subsidiaries is a party, or by which any of their respective assets are bound, are valid and binding, in full force and effect and enforceable against the Company or any such subsidiary, as the case may be, and to the Company's knowledge, the other parties thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to the general principles of equity.

          (c) No Material Contract or License Agreement will, by its terms, terminate as a result of the Transactions or require any consent from any party thereto in order to remain in full force and effect immediately after the Effective Time.

     3.18 ENVIRONMENTAL MATTERS.

          (a) The Company and each of its subsidiaries have been and are in compliance with all applicable Environmental Laws (as defined below).

          (b) The Company and its subsidiaries possess all Environmental Permits (as defined below) required for the operation of the Company Business pursuant to Environmental Laws as in effect on or prior to the date hereof, all such Environmental Permits are in effect, there are no pending or, to the knowledge of the Company, threatened proceedings to revoke such Environmental Permits and the Company and its subsidiaries are in compliance with all terms and conditions thereof.

          (c) Neither the Company nor any of its subsidiaries has received any notification or is otherwise aware that the Company or any of its subsidiaries as a result of any of the current or past operations of the Company Business, or any property currently or formerly owned or leased in connection with the Company Business, is or is reasonably likely to be the subject of any proceeding, investigation, claim, lawsuit or order by any Governmental Authority or other person as to whether (i) any Remedial Action (as defined below) is or may be needed to respond to a Release (as defined below) or threat of Release into the environment of Hazardous Substances (as defined below) as defined under Environmental Laws as in effect on or prior to the date hereof, (ii) any Environmental Liabilities and Costs (as defined below) imposed by, under or pursuant to Environmental Laws as in effect on or prior to the date hereof shall be sought, or proceeding commenced, related to or arising from the current or past operations of the Company Business or (iii) the Company or any of its subsidiaries is or may be a "potentially responsible party" for a Remedial Action, pursuant to any Environmental Law as in effect on or prior to the date hereof, for the costs of investigating or remediating Releases or threatened Releases into the environment of Hazardous Substances, whether or not such Release or threatened Release has occurred or is occurring at properties currently or formerly owned or operated by the Company and its subsidiaries.

          (d) Except for Environmental Permits, none of the Company and its subsidiaries has entered into any written agreement with any Governmental Authority by which the Company or any of its subsidiaries has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release of Hazardous Substances as defined under Environmental Laws as in effect on or prior to the date hereof into the environment in connection with the Company Business, including for cost recovery with respect to such Releases or threatened Releases.

          (e) Except as set forth in SECTION 3.18(e) of the Company Disclosure Schedule, there is not now and has not been at any time in the past, a Release in connection with the current or former conduct of the Company Business of substances that would constitute Hazardous Substances as regulated under Environmental Laws as in effect on or prior to the date hereof for which the Company or any of its subsidiaries is required or is reasonably likely to be required to perform a Remedial Action pursuant to Environmental Laws as currently in effect, or will incur Environmental Liabilities and Costs.

          (f) For purposes of this Section:

               (i) "ENVIRONMENTAL LAWS" means all Laws as in effect on or prior to the date hereof relating to the protection of the environment, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including, but not limited to, (A) CERCLA, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, as amended (the "TSCA"), property transfer statutes or requirements and (B) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances.

               (ii) "ENVIRONMENTAL LIABILITIES AND COSTS" means all damages, natural resource damages, claims, losses, expenses, costs, obligations, and liabilities (collectively, "Losses"), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, but not limited to, all Losses related to Remedial Actions, and all fees, capital costs, disbursements, penalties, fines and expenses of counsel, experts, contractors, personnel and consultants based on, arising out of or otherwise in respect of (A) the Company, any of its subsidiaries (including predecessors and former subsidiaries) or property owned, used or leased by the Company or any of its subsidiaries in respect of the Business at any time; (B) conditions existing on, under, around or above any such property; and (C) expenditures necessary to cause any such property or the Company or any of its subsidiaries to be in compliance with requirements of Environmental Laws.

               (iii) "ENVIRONMENTAL PERMITS" means any federal, state, provincial or local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization necessary for the conduct of the Company Business as currently conducted under any Environmental Law as in effect on or prior to the date hereof.

               (iv) "HAZARDOUS SUBSTANCES" means any substance that (A) is defined, listed or identified or otherwise regulated as a "hazardous waste," "hazardous material" or "hazardous substance" "toxic substance," "hazardous air pollution," "polluted," or "contaminated" or words of similar meaning and regulatory effect under CERCLA, TSCA or the Resource Conservation and Recovery Act or any other Environmental Law or analogous state law (including, without limitation, radioactive substances, polychlorinated biphenyls, petroleum and petroleum derivatives and products) or (B) requires investigation, removal or remediation under applicable Environmental Law.

               (v) "LAWS" means all (A) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances or codes of any Governmental Authority, (B) Environmental Permits, and (C) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

               (vi) "RELEASE" means as defined in CERCLA or the Resource Conservation and Recovery Act, without limiting its application to violations or alleged violations of those statutes, but not including any discharge, spill or emission that is the subject of, and in compliance with an Environmental Permit.

               (vii) "REMEDIAL ACTION" means all actions required by Governmental Authority pursuant to Environmental Law or otherwise taken as necessary to comply with Environmental Law to (A) clean up, remove, treat or in any other way remediate any Hazardous Substances, (B) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (C) perform studies, investigations or monitoring in respect of any such matter.

     3.19 BROKERS. Except for the Financial Advisor, whose fees and expenses will be paid by the Company, none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

     3.20 COMPANY BOARD RECOMMENDATION AND APPROVAL; DGCL SECTION 203. The Company Board, at a meeting duly called and held, has (i) declared the advisability of this Agreement and the Transactions and approved and adopted this Agreement and the Transactions, including the Merger, in accordance with the DGCL and the Company's certificate of incorporation and bylaws, (ii) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the stockholders of the Company, (iii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company, and (iv) resolved to recommend that the stockholders of the Company approve and adopt this Agreement, the Merger and the other Transactions. The Company Board has taken all actions necessary to render the limitations on business combinations contained in
Section 203 of the DGCL inapplicable to this Agreement, the Merger, the Voting Agreement and the other transactions contemplated hereby and thereby. No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Merger or the other Transactions.

     3.21 REQUISITE STOCKHOLDER CONSENT. The execution of the Requisite Stockholder Consent by the Requisite Stockholders, being the written consent of a majority of the outstanding Common Shares, is the only approval of the holders of any class or series of the Company's securities necessary to adopt and approve this Agreement, the Merger and the other Transactions. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Voting Agreement or the transactions contemplated thereby.

     3.22 RELATED PARTY TRANSACTIONS. Except as otherwise disclosed in the SEC Reports, no director, officer, partner, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its subsidiaries (or, with respect to clause (a) of this sentence, to the knowledge of the Company, its employees): (a) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its subsidiaries; (b) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (i) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its subsidiaries, (ii) engaged in a business related to the Company Business, (iii) participating in any transaction to which the Company or any of its subsidiaries is a party or (iv) otherwise a party to any contract, arrangement or understanding with the Company or any of its subsidiaries.

     3.23 ASSETS. The Company and its subsidiaries have good and valid title to, or, in the case of leased assets, valid leasehold interests in, all of their tangible assets used or held for use in the Company Business located on their premises or shown on the consolidated balance sheet of the Company and its subsidiaries as of June 30, 2001 or acquired thereafter, free and clear of any Liens, except (i) Liens for taxes not yet due and payable for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with United States generally accepted accounting principles, (ii) Liens which do not, individually or in the aggregate, materially interfere with or materially impair the conduct of the business of the Company or any of its subsidiaries and (iii) Liens which would not reasonably be expected to result in a Company Material Adverse Effect ("PERMITTED LIENS"). The Company's and each Company subsidiary's equipment and other tangible assets are in good operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of their respective business.

     3.24 REAL PROPERTY. Neither the Company nor any of its subsidiaries owns any real property. SECTION 3.24 of the Company Disclosure Schedule sets forth a list of all of the Company's and its subsidiaries' right, title and interest under all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto but excluding any lease requiring payment of less than $20,000 per year for off-site storage and similar uses (the "LEASES"), pursuant to which the Company or one of its subsidiaries holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, improvements, fixtures or other interest in real property which is used in the operation of the Company Business (the "LEASED REAL PROPERTY"). SECTION 3.24 of the Company Disclosure Schedule also sets forth the address of each Leased Real Property. The Company or one of its subsidiaries has delivered to Parent a true and complete copy of each such Lease document set forth in SECTION 3.24 of the Company Disclosure Schedule, and in the case of any oral Lease, a written summary of the basic terms of such Lease. With respect to each of the Leases:
(i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Transactions do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company nor any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Lease;
(iv) there are no ongoing disputes with respect to such Lease; (v) no security deposit or portion thereof deposited with respect such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (vi) there are no forbearance programs in effect with respect to such Lease; and (vii) neither the Company nor any of its subsidiaries has assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered such Lease or any interest therein. The Leased Real Property identified in
SECTION 3.24 of the Company Disclosure Schedule comprises all of the real property used by the Company or its subsidiaries in the operation of the Company Business.

     3.25 LABOR MATTERS. (a) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, and during the past three years there has not been any such action, (b) to the knowledge of the Company, no union claims to represent the employees of the Company or any of its subsidiaries, (c) neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its subsidiaries, (d) none of the employees of the Company or any of its subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its subsidiaries, nor does any question concerning representation exist concerning such employees, (e) the Company and its subsidiaries are in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (f) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending (for which notice has been delivered to the Company) or, to the knowledge of the Company, pending (for which notice has not been delivered to the Company) or threatened before the National Labor Relations Board or any similar state or foreign agency, (g) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, (h) no charges with respect to or relating to the Company or any of its subsidiaries are pending or, to the knowledge of the Company, threatened (for which notice has not been delivered to the Company) or before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (i) neither the Company nor any of its subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its subsidiaries and no such investigation is in progress and (j) there are no complaints, lawsuits or other proceedings pending (for which notice has been delivered to the Company) or, to the knowledge of the Company, pending (for which notice has not been delivered to the Company) or threatened in any forum by or on behalf of any present or former employee of the Company or any of its subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. To the knowledge of the Company, as of the date hereof, no executive officer or other key employee of the Company or any of its subsidiaries is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of the Company and its subsidiaries, except agreements between the Company or any subsidiary of the Company and its present and former officers and employees.

     3.26 INSURANCE. The Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts set forth in SECTION 3.26 of the Disclosure Schedule. All premiums due and payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. As of the date hereof, neither the Company nor any of its subsidiaries maintains any material self-insurance or co-insurance programs. As of the date hereof, neither the Company nor any of its subsidiaries has any disputed claim or claims aggregating $250,000 or more with any insurance provider relating to any claim for insurance coverage under any policy or insurance maintained by the Company or any of its subsidiaries.

     3.27 CUSTOMERS AND SUPPLIERS. SECTION 3.27 of the Company Disclosure Schedule lists, as of the date hereof, the twenty largest customers and the twenty largest suppliers of the Company and its subsidiaries (on a consolidated basis) for the period from April 1, 2001 through December 31, 2001 and sets forth opposite the name of each such customer and supplier the dollar volume and percentage of consolidated net sales or purchases attributable to such customer or supplier. None of the customers listed in SECTION 3.27 of the Company Disclosure Schedule has informed the Company or any of its subsidiaries that it intends to stop, or materially decrease the rate of, purchasing materials, products or services from the Company or any of its subsidiaries. None of the suppliers listed in SECTION 3.27 of the Company Disclosure Schedule has informed the Company or any of its subsidiaries that it intends to stop, or materially decrease the rate of, supplying materials, products or services to the Company or any of its subsidiaries.

     3.28 COMPANY EXPENSES. SECTION 3.28 of the Company Disclosure Schedule sets forth, as of the Effective Time, the amount of Expenses (as defined in SECTION 8.01(a)) incurred or which may be incurred by the Company in connection with the Transactions including, but not limited to, those incurred or which may be incurred by the Financial Advisor and counsel to the Company (other than Expenses incurred in connection with any litigation with respect to, arising from or related to the Transactions).

     3.29 OPINION OF FINANCIAL ADVISOR. The Company Board has received the written opinion of Duff & Phelps, LLC (the "FINANCIAL ADVISOR") to the effect that, as of the date hereof, the consideration to be received by the holders of Common Shares pursuant to the Merger is fair to the Company's stockholders from a financial point of view. The Company has delivered a copy of such opinion to Parent.

                                   ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "Merger Sub Disclosure Schedule"), Parent and Merger Sub hereby severally represent and warrant to the Company that:

     4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such governmental approvals would not, individually or in the aggregate, have a Parent/Merger Sub Material Adverse Effect (as defined below) or prevent or materially delay the consummation of the Transactions. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their respective businesses makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Parent/Merger Sub Material Adverse Effect or prevent or materially delay the consummation of the Transactions. As used in this Agreement, the term "PARENT/MERGER SUB MATERIAL ADVERSE EFFECT" means any effect, circumstance, occurrence, event, fact or change in the business of Parent and Merger Sub that (i) is or is reasonably likely to be materially adverse to the business, operations, value, assets, liabilities (actual or contingent), properties, financial or other condition, results of operations or prospects of Parent and Merger Sub or (ii) prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the Transactions in accordance with the terms hereof. Merger Sub has no subsidiaries.

     4.02 CHARTER DOCUMENTS AND BYLAWS. Each of Parent and Merger Sub has heretofore furnished to the Company a complete and correct copy of its certificate of incorporation and bylaws. Each certificate of incorporation and bylaws so provided are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or bylaws.

     4.03 AUTHORITY RELATIVE TO THIS AGREEMENT.

          (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize Merger Sub's execution and delivery of this Agreement or to consummate the Transactions (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

          (b) The board of directors of Merger Sub and, simultaneous with the execution and delivery hereof, Parent (as the sole stockholder of Merger Sub) has approved and adopted this Agreement and the Transactions in accordance with the DGCL and Merger Sub's certificate of incorporation and bylaws.

     4.04 NO VIOLATION; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance of this Agreement and the consummation by Merger Sub of the Transactions will not, (i) conflict with or violate any provision of Parent or Merger Sub's certificate of incorporation or bylaws, (ii) assuming that all consents, approvals, authorizations and other actions described in SECTION 4.04(b) have been obtained and all filings and obligations described in SECTION 4.04(b) have been made or complied with, conflict with or violate any Law applicable to Parent or Merger Sub or by which any asset of Parent or Merger Sub is bound or affected, (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or give rise to a loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract applicable to Parent or Merger Sub or their respective properties or assets or (iv) result in the creation or imposition of a Lien on any asset of Parent or Merger Sub, except in the case of clauses (ii), (iii) and (iv) of this SECTION 4.04(a), to the extent that any such conflict, violation, breach, default, right, loss or Lien would not, individually or in the aggregate, have a Parent/Merger Sub Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance of this Agreement and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, on the part of Parent and Merger Sub except for (i) the filing with the SEC of (y) the Information Statement (as defined herein) relating to the Merger and (z) such reports under the Exchange Act as may be required in connection with this Agreement, the Voting Agreement and the Transactions, (ii) filings with Nasdaq or the OTCBB relating to the delisting of the Common Shares, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Merger Sub is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in SECTION 4.04(b) of the Merger Sub Disclosure Schedule.

     4.05 INFORMATION STATEMENT. None of the information that may be supplied in writing by Parent, Merger Sub or their respective affiliates specifically for use in the Information Statement, or any other Company Disclosure Document, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any such information provided by Parent or its affiliates shall, after the filing of the Information Statement or any other Company Disclosure Document, become false or misleading in any material respect, Parent shall promptly notify the Company and update such information in writing.

     4.06 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. Merger Sub was formed solely for the purpose of engaging in the Transactions. Merger Sub (i) has not conducted, and will not prior to the Effective Time conduct, any business and
(ii) has no, and prior to the Effective Time will have no, assets or liabilities, except, in connection with the Transactions. Immediately prior to the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent.

     4.07 LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub, at law or in equity, that, individually or in the aggregate, would reasonably be expected to have a Parent/Merger Sub Material Adverse Effect or prevent or materially delay the consummation of the Transactions. Neither Parent nor Merger Sub is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, would reasonably be expected to have a Parent/Merger Sub Material Adverse Effect or prevent or materially delay the consummation of the Transactions.

     4.08 BROKERS. Except as set forth in SECTION 4.08 of the Disclosure Schedule, no broker, finder, financial adviser or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by, or on behalf of, Parent or Merger Sub.

     4.09 FINANCING. Parent and Merger Sub have sufficient funds for Parent to pay the Merger Consideration, and, PROVIDED THAT the representations and warranties of the Company set forth in SECTION 3.03 and SECTION 3.28 hereof are true and correct in all respects and the Company has not breached the covenant set forth in SECTION 5.01(h) hereof as of the Effective

Time, refinance all of the Company's outstanding bank indebtedness and to pay the Transaction Expenses in connection therewith (collectively the "ACQUISITION COSTS").

                                   ARTICLE 5

                                    COVENANTS

     5.01 INTERIM OPERATIONS. Except as expressly contemplated by this Agreement or the Company Disclosure Schedule or as agreed to in writing by Parent, the Company covenants and agrees that during the period from the date of this Agreement to the Effective Time (or until termination of this Agreement in accordance with ARTICLE 7 hereof):

          (a) the Company and its subsidiaries shall use their reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill;

          (b) the Company shall not (i) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including, without limitation, stock appreciation rights, phantom interests and stock purchase rights (whether pursuant to the 1996 Option Plan or otherwise)), except for issuances of Common Shares upon the exercise of Options outstanding prior to the date hereof or (ii) repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity interests of the Company or any of its subsidiaries (including, without limitation, securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of the Company or any of its subsidiaries);

          (c) the Company shall not (i) sell, transfer or pledge, or agree to sell, transfer or pledge, any equity interest owned by it in any of its subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its subsidiaries, (ii) amend or otherwise change its certificate of incorporation or bylaws or permit any of its subsidiaries to amend its certificate of incorporation, bylaws or equivalent organizational documents or (iii) split, combine or reclassify any shares of its capital stock, and shall not permit any of its subsidiaries to split, combine or reclassify any shares of its capital stock;

          (d) the Company shall not, and shall not permit any of its subsidiaries to, declare, set aside or pay any dividends on (whether in cash, stock or property), or make any other distributions in respect of, any of its capital stock (except for dividends paid by direct or indirect wholly owned subsidiaries to the Company with respect to capital stock);

          (e) neither the Company nor any of its subsidiaries shall (i) grant or agree to any increase in any manner in the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer or employee except for increases and bonuses expressly contemplated by or required under existing employment agreements, bonus plans and other agreements and arrangements listed in SECTION 5.01(e) of the Company Disclosure Schedule, (ii) subject to the covenants set forth in clause (i) of this SECTION 5.01(e), enter into any new or materially amend any existing employment, severance or termination agreement with any current or former director, officer or employee of the Company other than in the ordinary course of business consistent with past practice, (iii) except as may be required to comply with applicable law and except as provided in this Agreement, become obligated under any Benefit Plan that was not in existence on the date hereof or amend, modify or terminate any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any current or former director, officer or employee in existence on the date hereof or (iv) pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of, acceleration of, exercisability of or vesting of stock options, stock appreciation rights or restricted stock);

          (f) the Company shall not, and shall not permit any of its subsidiaries to, acquire or agree to acquire, including, without limitation, by merging or consolidating with, or purchasing all or substantially all the assets or capital stock or other equity interests of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than purchases of inventory, supplies or equipment parts in the ordinary course of business consistent with past practice;

          (g) the Company shall not, and shall not permit any of its subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its properties or assets, including any Company Intellectual Property, other than
(i) pursuant to existing contracts and commitments described in SECTION 5.01(g) of the Company Disclosure Schedule, (ii) immaterial properties or assets or Company Intellectual Property (or immaterial portions of properties or assets or Company Intellectual Property) and (iii) inventory in the ordinary course of business consistent with past practice;

          (h) the Company shall not, and shall not permit any of its subsidiaries to, incur, assume or pre-pay any indebtedness for borrowed money or enter into any agreement to incur, assume or pre-pay any indebtedness for borrowed money, or guarantee, or agree to guarantee, any such indebtedness or obligation of another person, or issue or sell, or agree to issue or sell, any debt securities or options, warrants or calls or rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of others, enter into any "keep well" or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than borrowings by the Company under SECTION 5.15 or under its existing credit agreement;

          (i) the Company shall not, and shall not permit any of its subsidiaries to, make or forgive any loans, advances or capital contributions to, guarantees for the benefit of, or investments in, any person or entity (other than loans between or among the Company and any of its wholly-owned subsidiaries);

          (j) the Company shall not, and shall not permit any of its subsidiaries to, assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except for the obligations of the subsidiaries of the Company permitted under this Agreement;

          (k) neither the Company nor any of its subsidiaries shall adopt or put into effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than any transaction specifically contemplated by this Agreement);

          (l) the Company shall not, and shall not permit any of its subsidiaries to, (i) enter into, amend, modify or supplement any Material Contract or License Agreement outside of the ordinary course of business consistent with past practice (except as may be necessary for the Company to comply with its obligations hereunder) or (ii) waive, release, grant, assign or transfer any of its material rights or claims (whether such rights or claims arise under a Material Contract or otherwise);

          (m) the Company shall not, and shall not permit any of its subsidiaries to, authorize or make any capital expenditures (other than pursuant to commitments prior to the date hereof disclosed in SECTION 5.01(m) of the Company Disclosure Schedule) in excess of $100,000 in the aggregate for the Company and its subsidiaries taken as a whole;

          (n) the Company and its subsidiaries shall comply with their non-monetary obligations (and shall use their reasonable best efforts to comply with their monetary obligations) under the Material Contracts and License Agreements as such obligations become due;

          (o) the Company and its subsidiaries (i) shall continue in force with insurance companies adequate insurance covering risks of such types and in such amounts as are consistent with the Company's past practices and (ii) shall not permit any insurance policy naming it as beneficiary or loss payable payee to be canceled or terminated without the prior written approval of Parent;

          (p) the Company shall not, and shall not permit any of its subsidiaries to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any current or former officer, director, employee or other affiliate of the Company or any of its subsidiaries (or any affiliate of any of the foregoing) other than agreements, transactions, commitments and arrangements (i) permitted by SECTION 5.01(e) hereof or (ii) as otherwise expressly contemplated by this Agreement;

          (q) the Company shall not, and shall not permit any of its subsidiaries to, establish or acquire (i) any subsidiary other than wholly-owned subsidiaries or (ii) subsidiaries organized outside of the United States and its territorial possessions;

          (r) the Company shall not, and shall not permit any of its subsidiaries to, amend, modify or waive any term of any outstanding security of the Company and any of its subsidiaries, except as required by this Agreement;

          (s) the Company shall, and shall cause its subsidiaries to, (i) maintain any real property to which the Company and any of its subsidiaries have a leasehold interest (including, without limitation, the furniture, fixtures, equipment and systems therein) in its current condition, subject to reasonable wear and tear and subject to any casualty or condemnation, (ii) timely pay all taxes, water and sewage rents, assessments and insurance premiums affecting such real property and (iii) timely comply in all material respects with the terms and provisions of all leases, contracts and agreements relating to affecting such real property and the use and operation thereof, in all cases to the extent required by any such lease, contract or agreement;

          (t) the Company shall not, and shall not permit any of its subsidiaries to, enter into any labor or collective bargaining agreement, memorandum or understanding, grievance settlement or any other agreement or commitment to or relating to any labor union;

          (u) the Company shall not, and shall not permit any of its subsidiaries to, settle or compromise any pending or threatened suit, action, claim or litigation (except in the ordinary course of business and with prior written notice to Parent);

          (v) the Company shall not, and shall not permit any of its subsidiaries to, change any of the accounting policies, practices or procedures (including tax accounting policies, practices and procedures) used by the Company and its subsidiaries as of March 31, 2001, except as may be required as a result of a change in applicable law or in United States generally accepted accounting principles;

          (w) the Company shall not, and shall not permit any of its subsidiaries to, revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory in any material manner or the write-off of notes or accounts receivable in any material manner;

          (x) the Company shall not, and shall not permit any of its subsidiaries to, make or change any material tax election, make or change any method of accounting with respect to Taxes, file any amended Tax Return or settle or compromise any material tax liability;

          (y) the Company shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice (and in a manner that is not more rapid than past practice);

          (z) the Company shall not, and shall not permit any of its subsidiaries to, take, or agree or commit to take, any action that would, or is reasonably likely to, make any representation or warranty of the Company contained in this Agreement inaccurate at, or as of any time prior to, the Effective Time or result in any of the conditions to the Merger set forth in
ARTICLE 6 not being satisfied, or omit, or agree to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time or to prevent any such condition from not being satisfied; and

          (aa) the Company shall not, and shall not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

     5.02 REQUISITE STOCKHOLDER CONSENT; INFORMATION STATEMENT.

          (a) The Company, acting through the Company Board, shall, in accordance with (but only to the extent allowed by) applicable law and its certificate of incorporation and bylaws use its reasonable best efforts to cause to be delivered, within seven days following execution of this Agreement, the Requisite Stockholder Consent.

          (b) As soon as practicable following the execution of this Agreement, the Company shall (i) promptly (but in no event later than ten days after the date hereof) prepare and file the Information Statement with the SEC, (ii) use its reasonable best efforts to have cleared by the SEC, and shall thereafter mail to its stockholders, as promptly as practicable the Information Statement and all other materials required in connection therewith, (iii) notify Parent of the receipt of any comments (written or oral) of the SEC with respect to the Information Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company or any representative of the Company and the SEC in connection therewith, (iv) shall give Parent and its counsel the opportunity to review and comment (which review and comment shall be completed within two business days) upon the Information Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review and comment (which review and comment shall be completed within two business days) upon all amendments and supplements to the Information Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (v) use its reasonable best efforts (to the extent allowed by applicable law) to obtain the necessary approvals by its stockholders of this Agreement, the Merger and such other matters as may be necessary to effectuate the Transactions and (vi) use its reasonable best efforts otherwise to comply with all legal requirements applicable to the delivery of the Information Statement.

          (c) Notwithstanding the foregoing, if Parent so requests (which request must precede the printing of the Information Statement), the Company shall, as promptly as practicable following such request, take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to duly call, give notice of and convene a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and such other matters as may be necessary to effectuate the Transactions, and to submit this Agreement to the stockholders of such Company for their approval (in which case all references in this Agreement to an "Information Statement" with respect to the Merger shall be deemed to be references to a "PROXY STATEMENT"). The Company Board shall (i) recommend to the stockholders of the Company the approval and adoption of this Agreement and the Merger, (ii) include in the Proxy Statement such favorable recommendation of the Company Board that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger, (iii) take all lawful action to solicit such approval from the stockholders of the Company and (iv) not withdraw,

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

amend or modify such favorable recommendation (or announce publicly its intention to do so), unless the Company Board, after consultation with independent outside legal counsel, determines in good faith that failing to take such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable law.

     5.03 FILINGS AND CONSENTS. Subject to the terms and conditions of this Agreement, the Company, Parent and Merger Sub (i) shall use reasonable best efforts to cooperate with one another in determining which filings are required to be made by each party prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained by each party prior to the Effective Time from, Governmental Authorities or other third parties in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (ii) shall use reasonable best efforts to assist the other party in timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers required to be made and obtained by the other party. Prior to making any application to or filing with any Governmental Authority in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this SECTION 5.03, the proper officers and directors of the Surviving Corporation shall take all such necessary action.

     5.04 ACCESS TO INFORMATION. From the date of this Agreement until the earlier of the Effective Time and the date this Agreement is properly terminated in accordance with Article 7, the Company will, and will cause each of its subsidiaries and its and their affiliates, and each of their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors and representatives (collectively, the "Company Representatives") to, give Parent, Merger Sub and their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors, representatives, consultants and financing sources, the names of which shall be given to the Company in advance (collectively, the "MERGER SUB REPRESENTATIVES") access (having due regard for confidentiality), upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and each of its subsidiaries and will cause the Company Representatives and its subsidiaries to furnish Parent, Merger Sub and the Merger Sub Representatives with such financial and operating data and such other information with respect to the Company Business and operations of the Company and any of its subsidiaries as Parent, Merger Sub and the Merger Sub Representatives may from time to time reasonably request. Unless otherwise required by law, Parent and Merger Sub will, and will cause the Merger Sub Representatives to, hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Parent, Merger Sub or the Merger Sub Representatives. No investigation pursuant to this SECTION 5.04 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     5.05 NOTIFICATION OF CERTAIN MATTERS. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall promptly notify each other in writing of (a) receipt of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (b) any Company Material Adverse Effect or Parent/Merger Sub Material Adverse Effect, as the case may be, (c) any claims, actions, proceedings or governmental investigations commenced or, to its knowledge, threatened, involving or affecting the Company or any of its subsidiaries or any of their property or assets, (d) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (e) any failure of the Company or Parent and Merger Sub, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.06 PUBLIC ANNOUNCEMENTS. The Company, Parent and Merger Sub agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other Transactions, agree to provide to the other party for review (which review will be completed in no more than one business day) a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

     5.07 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

          (a) The Certificate of Incorporation and the Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification, advancement of expenses and director exculpation as are set forth in the Company's certificate of incorporation and bylaws as in effect at the date hereof (to the extent consistent with applicable law), which provisions shall not be amended, repealed or otherwise modified for a period of the later of six years after the Effective Time and expiration of any applicable statutes of limitation in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were entitled to indemnification, advancement of expenses or exculpation under the Company's certificate of incorporation and bylaws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless otherwise required by applicable law.

          (b) From and after the Effective Time and until the expiration of any applicable statutes of limitation, the Surviving Corporation shall indemnify, defend and hold harmless the present (including those added through the Effective Time) and former officers, directors, employees and agents of the Company and its subsidiaries (collectively, the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including, without limitation, attorneys' fees and expenses), liabilities or amounts that are paid in settlement thereof, or otherwise ("LOSSES") (but only to the extent such Losses are not otherwise covered by insurance and paid), in connection with any claim, action, suit, proceeding or investigation (a "CLAIM"), to which any Indemnified Party is or may become a party to by virtue of his or her service as a present or former director, officer, employee or agent of the Company or any of its subsidiaries and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the Effective Time (including, without limitation, the Transactions), in each case to the fullest extent permitted and provided in the Company's certificate of incorporation and bylaws as in effect at the date hereof (and shall pay all reasonable expenses in advance of final disposition as incurred in defending any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL and provided in the Company's certificate of incorporation and bylaws as in effect at the date hereof, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by
Section 145(e) of the DGCL).

          (c) Any Indemnified Party wishing to claim indemnification under this
SECTION 5.07 after the Effective Time, upon learning of any such Claim, shall notify the Surviving Corporation thereof (although the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that the Surviving Corporation may have under this SECTION 5.07, except to the extent such failure prejudices the Surviving Corporation). In the event of any such claim, the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred (after written notice of such assumption is provided to such Indemnified Party) by such Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or if there is an actual or potential conflict of interest between, or different defenses exist for the Surviving Corporation and the Indemnified Party, each Indemnified Party may retain counsel satisfactory to him or her and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received by the Surviving Corporation; PROVIDED THAT (i) the Surviving Corporation shall not, in connection with any such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties (unless there are actual or potential conflicts of interest between the Indemnified Parties),
(ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed; and PROVIDED FURTHER that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (d) The Surviving Corporation shall use its commercially reasonable efforts to cause to be maintained in effect for not less than six years from the Effective Time (except to the extent not generally available in the market) policies of directors' and officers' liability insurance and fiduciary liability insurance that are substantially equivalent in coverage to the Company's current insurance policies, with an amount of coverage of not less than 100% of the amount of coverage maintained by the Company as of the date of this Agreement with respect to matters occurring at or prior to the Effective Time; provided that during such period, the Surviving Corporation shall not be required to maintain any coverage in excess of the amount that can be obtained for the remainder of such period for an annual premium of 150% of the current annual premium paid by the Company for its existing coverage. The Company represents to Parent and Merger Sub that the current annual premium paid by the Company for its existing coverage is $292,000.

          (e) This SECTION 5.07 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns.

          (f) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this SECTION 5.07.

     5.08 FURTHER ASSURANCES; REASONABLE BEST EFFORTS.

          (a) Except as expressly provided in this Agreement, prior to the Effective Time, the Parties shall use all reasonable best efforts to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other parties in doing all such actions as may be necessary, appropriate or desirable in order to effectuate, as expeditiously as practicable, the Merger and the other Transactions on the terms and subject to the conditions set forth in this Agreement.

          (b) Without limiting the foregoing, the Company will use all reasonable best efforts to take, and will cause each of its subsidiaries to use all reasonable efforts to take, all reasonable actions necessary (i) to comply promptly with all legal requirements which may be imposed on the Company or any of its subsidiaries with respect to the Merger, (ii) to cooperate promptly with and furnish information to Parent and Merger Sub in connection with any such requirements imposed upon Parent or Merger Sub in connection with the Merger and
(iii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by the Company or any of its subsidiaries in connection with this Agreement, the Merger and the other Transactions.

     5.09 OTHER ACQUISITION PROPOSALS

          (a) Except as otherwise set forth below, from and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to ARTICLE 7, the Company, its subsidiaries and their affiliates shall not, and shall cause the Company Representatives not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiry in connection with or the making of any proposal from any Person that constitutes, or may reasonably be expected to lead to (x) an Acquisition Proposal (as defined below) or (y) a breach of this Agreement or the Voting Agreement or otherwise interfere in any material respect with the completion of the Merger, (ii) enter into, explore, maintain, participate in or continue any discussion or negotiation with any Person (other than Parent, Merger Sub or any of the Merger Sub Representatives, as applicable) regarding an Acquisition Proposal, or furnish to any Person (other than Parent, Merger Sub or any of the Merger Sub Representatives, as applicable) any information or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than Parent, Merger Sub or any of the Merger Sub Representatives, as applicable) to make or effect an Acquisition Proposal, (iii) enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Acquisition Proposal, or (iv) authorize or permit any Company Representative to take any such action. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons (other than Parent, Merger Sub and the Merger Sub Representatives) conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this SECTION 5.09 of the obligations undertaken in this SECTION 5.09.

          (b) The Company shall notify Parent immediately after receipt by the Company Board or the Company's executive management of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of such proposal, inquiry or contact.

          (c) Notwithstanding anything in this SECTION 5.09 or otherwise in this Agreement to the contrary, prior to the vote (by Requisite Stockholders or otherwise) of the majority stockholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby):

               (i) The Company may in response to an unsolicited request therefor, furnish information, including non-public information, to any person or "GROUP" (within the meaning of Section 13(d)(3) of the Exchange
     Act) pursuant to a confidentiality agreement to the extent and only to the extent that the Board of Directors of the Company determines that the requester is offering a Superior Acquisition Proposal.

               (ii) The Company may engage in discussions and negotiations with any Person or group that has made an unsolicited Acquisition Proposal, among other things, to determine whether such proposal (as opposed to any further negotiated proposal) is a Superior Acquisition Proposal and (ii) the Company may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) following the Company's receipt of a Acquisition Proposal that is in the form of a tender offer under Section 14(e) of the Exchange Act.

               (iii) The Company may withdraw, adversely modify or take a public position materially inconsistent with any prior recommendation by it to its stockholders (which may include making any statement required by Rule 14e-2 under the Exchange Act) (a "RECOMMENDATION MODIFICATION/WITHDRAWAL") if there exists an Acquisition Proposal and the Board of Directors of the Company determines that it is a Superior Acquisition Proposal.

               (iv) The Company may make a "STOP-LOOK-AND-LISTEN" communication with respect to an Acquisition Proposal or this Agreement of the nature contemplated in, and otherwise in compliance with, Rule 14d-9 under the Exchange Act as a result of receiving an Acquisition Proposal.

          (d) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal for, or any indication of interest in, (i) any direct or indirect acquisition or purchase of 10% or more of the total assets of the Company or any of its subsidiaries, in a single transaction or series of transactions, (ii) any direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its subsidiaries, in a single transaction or series of transactions, (iii) any tender offer or exchange offer (including a self-tender offer) that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, (iv) any merger, consolidation, share exchange, business combination, recapitalization, reclassification or other similar transaction involving the Company or any of its subsidiaries or (v) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, other than the transactions contemplated by this Agreement.

          (e) For purposes of this Agreement, "SUPERIOR ACQUISITION PROPOSAL" shall mean any bona fide Acquisition Proposal to acquire, directly or indirectly, in a transaction or a series of related transactions, for consideration consisting of cash, securities or a combination thereof, 66-2/3% of the common stock of the Company then outstanding or all or substantially all of the assets of the Company on terms that (i) the Board of Directors of the Company determines in its good faith reasonable judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger from a financial point of view.

     5.10 THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement to which the Company is a party. During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, seeking injunctions to prevent any breaches of such agreements to enforce specifically the terms and provisions thereof in a court in the United States or any state thereof having jurisdiction.

     5.11 SEC REPORTS. From the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, the Company shall file on a timely basis all SEC Reports required to be filed by it with the SEC under the Exchange Act, the Securities Act and the published rules and regulations of the SEC under either of the foregoing applicable to such SEC Reports, which SEC Reports shall comply in all material respects with the requirements of the Exchange Act, the Securities Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports.

     5.12 DELISTING. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary (i) to delist the Common Shares from the OTCBB and (ii) to terminate the registration of the Common Shares under the Exchange Act; provided that such delisting and termination shall not be effective until or after the Effective Time.

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

     5.13 COMPLIANCE WITH SECTION 228 OF THE DGCL. The Company will deliver, concurrently with the delivery to it of the Requisite Stockholder Consent, a certificate of its Secretary as to the sufficiency of the Requisite Stockholder Consent to adopt the Merger Agreement by the stockholders of the Company. In accordance with Section 228 of the DGCL, the Company shall promptly (but in any event within 10 days of the date of delivery of the Requisite Stockholder Consent) notify its stockholders who have not consented in writing and who, if such action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date of the Requisite Stockholder Consent, of the approval and adoption of the Merger Agreement.

     5.14 FINANCIAL STATEMENTS. During the period prior to the Effective Time, the Company shall provide to Parent consolidated monthly financial statements no later than the tenth business day following the end of each calendar month following the date of this Agreement.

     5.15 INTERIM FINANCING. Parent covenants and agrees that during the period from the effective date of the Requisite Stockholder Consent to the Effective Time (or until termination of this Agreement in accordance with Article 7 hereof) the Parent will loan to the Company up to an aggregate of $2.0 million for the purpose of providing the Company with sufficient funds for working capital purposes in accordance with and upon the terms set forth in EXHIBIT 5.15. Such loans will be made by Parent from time to time upon 5 days' written notice from the Company and upon Parent's approval (not to be unreasonably withheld) of the requested amount and the intended use of such proceeds. In such notice, the Company must also certify to Parent that (i) a Company Material Adverse Effect (taking into account the disclosures set forth on Section 3.09 of the Company Disclosure Schedule) has not occurred,
(ii) no occurrence, event, fact or change in the business of the Company and its subsidiaries has occurred that will prohibit the Company from satisfying any of the conditions precedent set forth in SECTION 6.01 and SECTION 6.02 and (iii) the Company has not breached in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement. Notwithstanding the foregoing, Parent's obligation to provide such loans under this SECTION 5.15 shall immediately terminate in the event that any of the following shall occur: (i) the Company continues to be unable to make the certifications to Parent described above, (ii) this Agreement shall have been terminated under Article 7 hereof or (iii) the filing or other commencement of a case or proceeding under title 11 of the United States Code or any similar Federal, state or foreign law for relief of debtors involving the Company or any of its subsidiaries.

     5.16 STOCKHOLDER LITIGATION. Each of the Company and Merger Sub shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Merger Sub, as applicable, and its directors relating to the Transactions. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to this Agreement or the Merger, without the prior written consent of Merger Sub (which shall not be unreasonably withheld). Neither the Company nor Merger Sub or Parent will voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and each party will cooperate with the others to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

     5.17 CONVEYANCE TAXES. Merger Sub and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable by the Company or any of its subsidiaries in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

     5.18 OBLIGATIONS OF MERGER SUB. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                                   ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     6.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

          (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the Requisite Stockholders in accordance with the DGCL, the Company's certificate of incorporation and its bylaws, either pursuant to the Requisite Stockholder Consent or the meeting of the stockholders described in SECTION 5.02(c) hereof.

          (b) NO ORDERS AND INJUNCTIONS. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, "ORDER"), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger or otherwise imposing material limitations on the ability of Merger Sub effectively to acquire or hold the Company Business; provided that the Company, Parent and Merger Sub shall each use its reasonable best efforts to have any such Order vacated.

     6.02 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Parent and Merger Sub, acting under the direction of their respective board of directors, in writing prior to the Effective Time:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality or Company Material Adverse Effect, representations and warranties qualified as to the prevention or delay of the consummation of any of the Transactions, representations and warranties as to the performance by the Company of its obligations under this Agreement and the representations and warranties set forth in SECTION 3.03(a) and SECTION 3.29, which, in each such case, shall be true and correct in all respects) (i) as of the date of this Agreement and (ii) as of the Closing Date as though then made on and as of the Closing Date except for (A) changes specifically contemplated or permitted by this

Agreement and (B) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date).

          (b) COVENANTS AND AGREEMENTS. The Company shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time.

          (c) CONSENTS. Merger Sub shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and other third parties (i) necessary for the consummation of the Transactions and (ii) as otherwise set forth in SECTION 6.02(c) of the Company Disclosure Schedule have been obtained, all on terms and conditions reasonably satisfactory to Merger Sub.

          (d) NO LITIGATION. There shall not be pending by or before any Governmental Authority any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions or seeking to obtain from Merger Sub or any of their affiliates any damages in excess of $25,000 related to the Merger or the other Transactions,
(ii) seeking to prohibit or limit the ownership or operation by the Company or any of its subsidiaries of any material portion of the business or assets of the Company or any of its subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company or any of its subsidiaries, as a result of the Merger or any of the other Transactions or (iii) seeking to impose limitations after the Effective Time on the ability of Merger Sub (or any designee of Merger Sub), to acquire or hold, or exercise full rights of ownership of, any Common Shares, including, without limitation, the right to vote Common Shares on all matters properly presented to the stockholders of the Company.

          (e) OFFICERS' CERTIFICATE. At the Closing, the Company shall deliver an Officers' Certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.02(a) and (b) above have been satisfied.

          (f) CERTIFIED COPIES. At the Closing, the Company shall deliver certified copies of (i) the resolutions duly adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) the Requisite Stockholder Consent, and (iii) the certificate of incorporation and the bylaws of the Company as then in effect immediately prior to the Effective Time.

          (g) VOTING AGREEMENT. The Voting Agreement shall be in full force and effect and shall not have been amended or modified.

          (h) REGISTRATION RIGHTS AGREEMENT. That certain Registration Rights Agreement, dated as of October 2, 1996, by and among the Company and the other parties thereto (the "REGISTRATION AGREEMENT") shall have been terminated and the Registration Agreement shall be of no further force and effect.

          (i) DIRECTOR RESIGNATIONS. At the Closing, the Company shall deliver signed letters of resignation from each director of the Company pursuant to which each such director resigns from his position as a director of the Company and makes such resignation effective at or prior to the Effective Time.

     6.03 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by the Company in writing prior to the Effective Time:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality or Parent/Merger Sub Material Adverse Effect, representations and warranties qualified as to the prevention or delay of the consummation of any of the Transactions and representations and warranties as to the performance by Parent and Merger Sub of its obligations under this Agreement, which, in each case, shall be true and correct in all respects) (i) as of the date of this Agreement and (ii) as of the Closing Date as though then made on and as of the Closing Date except for (A) changes specifically contemplated or permitted by this Agreement and (B) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date).

          (b) COVENANTS AND AGREEMENTS. Each of Parent and Merger Sub shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time.

          (c) OFFICERS' CERTIFICATE. At the Closing, each of Parent and Merger Sub shall deliver an Officers' Certificate, duly executed by its Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in SECTIONS 6.03(a) AND (b) above have been satisfied.

          (d) CERTIFIED COPIES. At the Closing, each of Parent and Merger Sub shall deliver certified copies of (i) the resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) the resolutions duly adopted by Parent, as the sole Merger Sub stockholder, adopting this Agreement and the Transactions and (iii) its certificate of incorporation and bylaws as then in effect immediately prior to the Effective Time.

                                   ARTICLE 7

                                   TERMINATION

     7.01 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of the Company or Merger Sub, by the mutual written consent of the Company, acting under the direction of the Company Board, and Merger Sub, acting under the direction of its board of directors.

     7.02 TERMINATION BY EITHER MERGER SUB OR THE COMPANY. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of the Company or Merger Sub, by either Merger Sub, by action of the board of directors of Merger Sub, or the Company, acting under the direction of the Company Board, if:

          (a) any Governmental Authority shall have issued an Order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, the Common Shares pursuant to the Merger and such Order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this SECTION 7.02(a) shall not be available: (i) to any party that has failed to perform its obligations under SECTION 5.08 or the proviso contained in SECTION 6.01(b) or (ii) to the Company in the event that any amounts are owed to the Parent under loans made under SECTION 5.15; or

          (b) the Merger shall not have been consummated on or before April 30, 2002 (the "EXPIRATION DATE"); PROVIDED THAT the Expiration Date shall be automatically extended to June 30, 2002 if the Merger shall not have been consummated on or prior to April 30, 2002 due to (i) the failure of the condition set forth in SECTION 6.01(b) or (ii) the SEC not approving the Information Statement or Proxy Statement for mailing to the Company's stockholders on or prior to April 1, 2002; or

          (c) events have occurred which have made it impossible for the non-terminating party to satisfy (or to have satisfied) on or before the Expiration Date a condition precedent to the terminating party's obligations to consummate the Transactions;

PROVIDED THAT the right to terminate this Agreement under this SECTION 7.02 shall not be available: (i) to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the Expiration Date or (ii) to the Company in the event that any amounts are owed to the Parent under loans made under SECTION 5.15.

     7.03 TERMINATION BY MERGER SUB. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of the Company or Merger Sub, by action of the board of directors of Merger Sub, if:

          (a) the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement (a "TERMINATING COMPANY BREACH") and such Terminating Company Breach is not cured within five days after notice thereof is received by the Company (PROVIDED THAT the Company shall not be entitled to any cure period for any breach of SECTION 5.09 hereof); or

          (b) if any required approval of the Requisite Stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a stockholder meeting, at any adjournment thereof, or by written consent; or

          (c) the Board of Directors of the Company makes a Recommendation Modification/Withdrawal or the Company enters into a definitive agreement for a Superior Acquisition Proposal or any other Acquisition Proposal.

     7.04 TERMINATION BY THE COMPANY

     . This Agreement may be terminated by the Company, acting under the direction of the Company Board, and the Merger and other Transactions may be abandoned if:

          (a) at any time prior to the Effective Time, before or after the adoption of this Agreement by the stockholders of the Company or Merger Sub, if Parent or Merger Sub shall have breached in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement (a "TERMINATING MERGER SUB BREACH") and such Terminating Merger Sub Breach is not cured within five days after notice thereof is received by Merger Sub and no amounts are owed by the Company to Parent under loans made under
SECTION 5.15;

          (b) at any time prior to the vote (by Requisite Stockholders or otherwise) of the majority stockholders of the Company for approval of the Merger (and not thereafter if the Merger is approved thereby), the Board of Directors of the Company shall have accepted a Superior Acquisition Proposal and the Company shall have paid the termination fee set forth in SECTION 7.06; or

          (c) at any time prior to the Effective Time, before or after the adoption of this Agreement by the Stockholders of the Company or Merger Sub, if Parent does not provide the Company with a requested loan under SECTION 5.15 as a result of the Company being unable to make the certifications set forth therein and a period of 5 business days have elapsed since Parent's refusal; provided that no amounts are owed by the Company to Parent under loans made under SECTION 5.15.

     7.05 EFFECT OF TERMINATION. In the event of the termination of this Agreement and abandonment of the Merger and other transactions contemplated thereby pursuant to this Article 7, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any Party or its officers, directors, stockholders, affiliates and agents, other than the provisions of SECTIONS 3.19, 5.06, 5.09, 7.05, 7.06, 8.01, 8.02 AND 8.07 AND THE
PENULTIMATE SENTENCE OF SECTION 5.04, for which only the Company, Merger Sub and Parent may be liable. Nothing contained in this SECTION 7.05 shall relieve any Party from liability for any breach of this Agreement.

     7.06 PAYMENT OF TERMINATION AMOUNT. In the event that (x) this Agreement is terminated by the Company pursuant to SECTION 7.04(b), or (y) this Agreement is terminated by Parent pursuant to SECTION 7.03(c), then, in each such case, the Company shall pay Parent a non-refundable fee equal to three hundred fifty thousand dollars ($350,000) (the "TERMINATION AMOUNT"), which amount shall be payable by wire transfer of same day funds on or prior to such termination. The Company acknowledges that the agreements contained in this SECTION 7.06 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement. In the event this Agreement is properly terminated by either the Company or Parent and Parent receives the Termination Amount, it shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Acquisition Proposal or
(ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal for the Company's exercise of its right of termination (assuming all such activities were consistent with the provisions of SECTION 5.09 hereof).

                                   ARTICLE 8

                                  MISCELLANEOUS

     8.01 PAYMENT OF FEES AND EXPENSES. Except as provided in Section 7.06, all fees and expenses incurred in connection with this Agreement, the Voting Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

     8.02 SURVIVAL.

          (a) The representations, warranties and agreements made in this Agreement shall not survive beyond the Effective Time or the termination of this Agreement in accordance with Article 7 hereof. Notwithstanding the foregoing, the agreements set forth in Articles 1 and 2 and Sections 5.07 and
5.09 and Article 8 shall survive the Effective Time and those set forth in
Section 7.05 shall survive termination.

          (b) Subject to the limitations set forth below, Parent and Merger Sub (and after the Effective Time, the Surviving Corporation) each hereby irrevocably and unconditionally release, acquit and forever discharge (and shall be deemed at the Effective Time to once again unconditionally release, acquit and forever discharge) on behalf of itself and any person acting by, through, under or in concert with each of them and any and all persons acting by, through, under or in concert with any of them (collectively, the "RELEASORS"), each of the existing and prior stockholders, officers and directors (and their respective affiliates) of the Company and its subsidiaries (collectively, the "RELEASED PARTIES") from any and all claims (including attorneys' fees and costs actually incurred) arising out of or with respect to the representations and warranties of the Company in this Agreement (other than with respect to, and to the extent of, claims that involve willful misrepresentation or fraud on the part of a Released Party, and then only with respect to such Released Party), and each of the Releasors agrees that neither it, nor any of the Releasors or any other person acting by, through, or under, the Releasors shall institute, pursue, solicit, encourage or assist any action, lawsuit or claim against or adverse to the Released Parties arising from or attributable to the Releasors in connection with the foregoing; PROVIDED THAT the foregoing shall not release any of the Released Parties who are parties to the Voting Agreement from their obligations thereunder. Each of the Released Parties are express and intended third party beneficiaries of the foregoing, and shall have the right to enforce the foregoing directly against any of the Releasors.

     8.03 MODIFICATION OR AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after adoption of this Agreement by the stockholders of the Company or Merger Sub; provided that after any such approval, there shall not be made any amendment that by law requires the further approval by such stockholders without such further approval. Without limiting the foregoing, this Agreement may not be amended or modified except by an instrument in writing signed by the parties.

     8.04 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. No party is making any representations, warranties or projections in connection with the Transactions, other than those specifically set forth in this Agreement (as qualified by such party's Disclosure Schedule) or specifically required to be delivered pursuant to this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that Merger Sub may assign its rights, interest and obligations to any wholly-owned direct or indirect subsidiary of Parent or any wholly-owned direct or indirect subsidiary of Merger Sub without the consent of the Company). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.05 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     8.06 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

     If to Merger Sub:

          Sram Acquisition Corporation
          c/o SRAM Corporation
          1333 N. Kingsbury, 4th Floor
          Chicago, IL 60622
          Attention:  Brian Benzer
          Facsimile No.:  (312) 664-8826

     WITH A COPY TO:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attention: Willard G. Fraumann, P.C.
                     Dennis M. Myers
          Facsimile No.: (312) 861-2200

     If to the Company:

          ROCKSHOX, INC.
          1610 Garden of the Gods Road
          Colorado Springs, CO 80907
          Attention: Chief Executive Officer
          Facsimile No.: (719) 278-7468

     WITH A COPY TO:

          Holme Roberts & Owen LLP
          90 S. Cascade Avenue, Suite 1300
          Colorado Springs, CO  80903
          Attention:  J. Gregory Holloway
          Facsimile No.:  (719) 633-1518
or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

     8.07 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.08 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     8.09 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     8.10 CERTAIN DEFINITIONS. As used in this Agreement:

          (a) the term "AFFILIATE," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

          (b) the term "KNOWLEDGE," of any person which is not an individual means the actual knowledge, after due inquiry, of such person's directors and officers after consultation with each other;

          (c) the term "likely," means more probable than not;

          (d) the terms "reasonable best efforts," "all reasonable efforts," "reasonable efforts" or "commercially reasonable efforts' or words of like effect shall not require the expenditure of more than a reasonable amount of funds, under the circumstances, except in the context of the Parties obligations under Section 6.01(b);

          (e) the term "PERSON" or "PERSON" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "GROUP" as such term is defined in Section 13(d)(3) of the Exchange
Act); and

          (f) the term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity or beneficial interests, the holders of which are generally entitled vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     8.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.12 COMPANY DISCLOSURE SCHEDULE. Any disclosure made with reference to one or more sections of the Company Disclosure Schedule shall be deemed disclosed only with respect to such Section unless such disclosure is made in such a way as to make its relevance to the information called for by another section of the Company Disclosure Schedule readily apparent in which case, such disclosure shall be deemed to have been included in such other section, notwithstanding the omission of a cross reference thereto.

     8.13 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in Section 8.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     8.14 THIRD-PARTY BENEFICIARIES. Except for the provisions of SECTION 5.07 and SECTION 5.09, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

     8.15 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, unless the effects of such invalidity, illegality or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                    * * * * *

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.



                                       ROCKSHOX, INC.



                                       By: /s/ Bryan L. Kelln
                                           Name:  Bryan L. Kelln
                                           Title: President and CEO



                                       SRAM ACQUISITION CORPORATION



                                       By: /s/ Stanley R. Day, Jr.
                                           Name:  Stanley R. Day, Jr.
                                           Title: President



                                       SRAM CORPORATION



                                       By: /s/ Stanley R. Day, Jr.
                                          ------------------------------------
                                          Name:   Stanley R. Day, Jr.
                                                ------------------------------
                                          Title:  President
                                                ------------------------------